As filed with the Securities and Exchange Commission on January 25, 2019

Registration No. 333-214274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

 to

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Reliant Holdings, Inc.

 (Name of registrant in its charter)

Nevada	1700	47-2200506
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

12343 Hymeadow Drive, Suite 3-A

Austin, Texas 78750

(512) 407-2623

 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Elijah May, President

12343 Hymeadow Drive, Suite 3-A

Austin, Texas 78750

(512) 407-2623

  (Name, address and telephone number of agent for service)

Copies to:

David M. Loev	John S. Gillies
The Loev Law Firm, PC	The Loev Law Firm, PC
6300 West Loop South, Suite 280	6300 West Loop South, Suite 280
Bellaire, Texas 77401	Bellaire, Texas 77401
Phone: (713) 524-4110	Phone: (713) 524-4110
Fax: (713) 524-4122	Fax: (713) 456-7908

Approximate date of proposed sale to the public:

as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends its registration statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-214274) originally filed on October 27, 2016 (the “Registration Statement”), which previously registered the resale, by the selling stockholders name therein, of 3,585,000 shares of common stock of Reliant Holdings, Inc. (the “Company” or the “Registration”), is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, which was previously declared effective by the Securities and Exchange Commission (the “SEC”), on August 14, 2017. This Post-Effective Amendment is being filed to update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 25, 2019

PROSPECTUS

RELIANT HOLDINGS, INC.

Relating to the Resale of 3,585,000 Shares of Common Stock

The selling stockholders named in this prospectus are offering 3,585,000 shares of common stock offered through this prospectus for their own account.

 We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

There is no current market for our common stock. The offering price is the stated, fixed price of $0.05 per share until the securities are quoted on the OTCQB Market operated by OTC Markets Group, Inc. (which we refer to herein as the OTCQB market), a national securities exchange or the NASDAQ trading market, and thereafter will be based upon fluctuating market prices.

A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, the selling stockholders may be deemed to be underwriters.

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act of 1934, as amended. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See “Description of Business: Government Regulations” and “Risk Factors” contained herein.

The purchase of the securities offered through this prospectus involves a high degree of risk. See the section entitled “Risk Factors” starting on page 7.

i

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS ________________ , 2019

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

For investors outside the United States: we have not taken any action to permit a public offering of the shares of our common stock or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “Reliant” and “Reliant Holdings” and “Reliant Holdings, Inc.” refer specifically to Reliant Holdings, Inc. and its consolidated subsidiary, Reliant Pools, Inc.

In addition, unless the context otherwise requires:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

Organizational History

We were formed as a Nevada corporation on May 19, 2014. On May 23, 2014, we, along with Reliant Pools, Inc. (“Reliant Pools”) and the stockholders of Reliant Pools, entered into an Agreement for the Exchange of Common Stock (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the stockholders of Reliant Pools exchanged 2.1 million shares of common stock, representing 100% of the outstanding common stock of Reliant Pools, for 2.1 million shares of our common stock (the “Exchange”). As a result of the Exchange, Reliant Pools became our wholly-owned subsidiary. The President of Reliant Pools, and its largest stockholder at the time of the Exchange was Michael Chavez, our former President, former Chief Executive Officer and former sole director. The following shares of restricted common stock were issued in connection with the Exchange: 900,000 shares of common stock to Michael Chavez, our former President, former Chief Executive Officer and former sole director; 750,000 shares of common stock to Elijah May, our current Chief Executive Officer and sole director; and 450,000 shares of common stock to Becky Spohn, our former Controller.

Reliant Pools was originally formed as a Texas General Partnership (Reliant Pools, G.P.) in September 2013, and was owned by Mr. Chavez, Mr. May, Ms. Spohn, and a third party, who subsequently was unable to perform the services required for him to vest his interest, which interest was subsequently terminated, leaving Mr. Chavez, Mr. May and Ms. Spohn as the sole owners of Reliant Pools, G.P. In May 2014, Reliant Pools, G.P. was converted from a Texas General Partnership to a Nevada corporation, Reliant Pools, Inc., with the same ownership as described above at the time of the Exchange.

Description of Business Operations

 We, through our wholly-owned subsidiary, Reliant Pools, are an award winning, custom, swimming pool construction company located in the greater Austin, Texas market. In the future we plan to offer maintenance services for residential pools as well. We assist customers with the design of, and then construct, recreational pools which blend in with the surroundings, geometric pools which complement the home’s architecture and water features (e.g., waterfalls and negative edge pools) which provide the relaxing sounds of moving water. We won four Association of Pool & Spa Professionals (ARSP) Region 3 Design Awards for our designs in 2016 and one award in 2017. Moving forward, we plan on expanding our operations through an accretive business model in which we plan to acquire competitors in both the custom pool construction and pool maintenance/service industries locally, regionally, and nationally, funding permitting.

To date, the majority of our growth has been through referral business. We offer a wide variety of pool projects based upon price and the desires of the client. When our sales personnel meet with a prospective customer, we provide them with an array of projects from the basic pool building to more high-end projects that may include waterfalls, mason work, backyard lighting and in-ground spas to highlight the outdoor living experience.

Risks Relating to Our Business and Our Industry

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” below. Some of these risks are:

●	the need for additional funding;
●	our lack of a significant operating history;
●	the fact that our sole officer and director has significant control over our voting stock;
●	the loss of key personnel or failure to attract, integrate and retain additional personnel;
●	corporate governance risks;
●	economic downturns;
●	the level of competition in our industry and our ability to compete;
●	our ability to respond to changes in our industry;
●	our ability to protect our intellectual property and not infringe on others’ intellectual property;
●	our ability to scale our business;
●	our ability to maintain supplier relationships;
●	our ability to obtain and retain customers;
●	our ability to execute our business strategy in a very competitive environment;
●	trends in and the market for recreational pools and services;
●	lack of insurance policies;
●	dependence on a small number of customers;
●	changes in laws and regulations;
●	the market for our common stock;
●	our ability to effectively manage our growth;
●	dilution to existing stockholders;
●	costs and expenses associated with being a public company;
●	economic downturns both in the United States and globally;
●	risk of increased regulation of our operations; and
●	other risk factors included under “Risk Factors” below.

Plan of Operations

We had working capital of $55,398 as of September 30, 2018. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we do not anticipate the need for additional funding in order to continue our operations at their current levels, and to pay the costs associated with being a public company, for the next 12 months. We may require additional funding in the future to expand or complete acquisitions. The sources of this capital are expected to be equity investments, notes payable and advances from our stockholders, including Michael Chavez, our former CEO and director and one of our largest stockholders. Our plan for the next twelve months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise. As our business continues to grow, customer feedback will be integral in making small adjustments to improve the product and overall customer experience. In the event we require additional funding, we plan to raise that through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board, or PCAOB, may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
●	reduced disclosure about our executive compensation arrangements;
●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or stockholder approval of any golden parachute arrangements;
●	extended transition periods for complying with new or revised accounting standards; and
●	the ability to present more limited financial data, including presenting only three years of selected financial data in the registration statement, of which this prospectus is a part.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.0 billion or more; (ii) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act.

We are choosing to irrevocably “opt in” to the extended transition periods available under Section 107 of the JOBS Act for complying with new or revised accounting standards, but we currently intend to take advantage of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you invest.

Corporate Information

Our principal executive offices are located at 12343 Hymeadow Drive, Suite 3-A, Austin, Texas 78750, and our telephone number is (512) 407-2623. Our website address is www.reliantpools.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Our logo, and other trade names, trademarks, and service marks of the Company appearing in this prospectus are the property of the Company. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders.

SUMMARY OF THE OFFERING

Common Stock Offered by Selling Stockholders:	3,585,000 shares

Common Stock Outstanding Before The Offering:	14,585,000 shares

Common Stock Outstanding After The Offering:	14,585,000 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering, see also “Use of Proceeds”, below.

Limited Market:	There is currently no market for our common stock. We are currently in the process of applying, through a market maker, with FINRA, for approval to quote our common stock on the OTCQB Market. There may not be a market for our securities in the future. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Risk Factors:	You should read the “Risk Factors” section of this prospectus beginning on page 7 and all of the other information set forth in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Potential Need for Additional Financing:	We had working capital of $55,398 as of September 30, 2018. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we do not anticipate the need for additional funding in order to continue our operations at their current levels, and to pay the costs associated with being a public company, for the next 12 months. We may require additional funding in the future to expand or complete acquisitions. The sources of this capital are expected to be equity investments, notes payable and advances from our stockholders, including Michael Chavez, our former CEO and director and one of our largest stockholders. Our plan for the next twelve months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise. As our business continues to grow, customer feedback will be integral in making small adjustments to improve the product and overall customer experience. In the event we require additional funding, we plan to raise that through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

Address:	12343 Hymeadow Drive, Suite 3-A, Austin, Texas 78750

Telephone Number:	(512) 407-2623

General Information About This Prospectus

Unless otherwise noted, throughout this prospectus the number of shares of our common stock to be outstanding following this Offering is based on 14,585,000 shares of our common stock outstanding as of January 25, 2019.

SUMMARY FINANCIAL DATA

You should read the summary consolidated financial information presented below for September 30, 2018 and December 31, 2017, and for the three and nine months ended September 30, 2018 and 2017. We derived the summary financial information from our unaudited consolidated financial statements for the three and nine months ended September 30, 2018 and 2017 and our audited consolidated financial statements for the years ended December 31, 2017 and 2016, appearing elsewhere in this prospectus. You should read this summary consolidated financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

SUMMARY BALANCE SHEETS:

	September 30,	December 31,
	2018	2017
ASSETS
Cash	$212,398	$18,252
Other current assets	13,000	25,658
Total current assets	225,398	43,910
Equipment, net of accumulated depreciation of $19,118 and $14,037 at September 30, 2018 and December 31, 2017, respectively	15,808	20,889
Total Assets	$241,206	$64,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	170,000	88,444
Long-term note payable	8,780	13,248
Total Liabilities	178,780	101,692
Retained earnings (deficit)	4,476	(94,843)
Total Stockholders’ Equity	(62,426)	(36,893)
Total Liabilities and Stockholders’ Equity	$241,206	$64,799

SUMMARY STATEMENTS OF OPERATIONS:

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$438,977	$245,176	$1,093,763	$832,178
Cost of goods sold	(287,232)	(183,620)	(725,895)	(574,847)
Gross Margin	151,745	61,556	367,868	257,331
Total Operating Expenses	(85,985)	(106,921)	(268,030)	(357,646)
Total other income (expense)	(152)	(155)	(519)	(731)
Net Income (Loss)	$65,608	$(45,520)	$99,319	$(101,046)
Net Income (Loss) Per Share - Basic and Diluted	$0.00	$(0.00)	$0.01	$(0.01)
Weighted Average Common Shares Outstanding	14,585,000	14,585,000	14,585,000	14,585,000

FORWARD-LOOKING STATEMENTS

Portions of this prospectus, including disclosure under “Management’s Discussion and Analysis or Plan of Operation,” contain forward-looking statements. These forward-looking statements which include words such as “anticipates”, “believes”, “expects”, “intends”, “forecasts”, “plans”, “future”, “strategy” or words of similar meaning, are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include among others set forth under “Risk Factors”:

●	the need for additional funding;
●	our lack of a significant operating history;
●	the fact that our sole officer and director has significant control over our voting stock;
●	the loss of key personnel or failure to attract, integrate and retain additional personnel;
●	corporate governance risks;
●	economic downturns;
●	the level of competition in our industry and our ability to compete;
●	our ability to respond to changes in our industry;
●	our ability to protect our intellectual property and not infringe on others’ intellectual property;
●	our ability to scale our business;
●	our ability to maintain supplier relationships;
●	our ability to obtain and retain customers;
●	our ability to execute our business strategy in a very competitive environment;
●	trends in and the market for recreational pools and services;
●	lack of insurance policies;
●	dependence on a small number of customers;
●	changes in laws and regulations;
●	the market for our common stock;
●	our ability to effectively manage our growth;
●	dilution to existing stockholders;
●	costs and expenses associated with being a public company;
●	economic downturns both in the United States and globally;
●	risk of increased regulation of our operations; and
●	other risk factors included under “Risk Factors” below.

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but the stated expectation or belief may not result and may not be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect unanticipated events that may occur.

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent. The below risk factors include a discussion of all material risks which we believe are applicable to the Company, its operations and its securities.

Risks Related to Our Business Operations and Our Industry:

We may require additional financing, and we may not be able to raise funds on favorable terms or at all.

We had working capital of $55,398 as of September 30, 2018. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we do not anticipate the need for additional funding in order to continue our operations at their current levels, and to pay the costs associated with being a public company, for the next 12 months, but may require additional funding in the future to support our operations and/or may seek to raise additional funding in the future to expand or complete acquisitions. The sources of this capital are expected to be equity investments, notes payable and advances from our stockholders, including Michael Chavez, our former officer and director.

The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing stockholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our future debts, jeopardizing our business viability.

 We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our common stock decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this prospectus. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue could lead to dilution for current stockholders;

●	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our sole director;

●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

●	if we fail to obtain required additional financing to grow our business, we would need to delay or scale back our business plan, reduce our operating costs, or reduce our headcount, each of which would have a material adverse effect on our business, future prospects, and financial condition.

We may have difficulty obtaining future funding sources, if needed, and we may have to accept terms that would adversely affect stockholders.

We will need to raise funds from additional financing in the future to complete our business plan and may need to raise additional funding in the future to support our operations. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then stockholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

If we do not continue to receive referrals from prior customers, our customer acquisition costs may increase, and our revenues may decrease. Bad reviews could decrease the demand for our services.

We rely on word-of-mouth advertising for a significant portion of our new customers. If our brand name suffers or the number of customers acquired through referrals drops, our costs associated with acquiring new customers and generating revenue will increase, which will, in turn, have an adverse effect on our gross margins. In the event we are unable to acquire new customers at the rate we currently acquire customers from referrals, our revenues will decline. Additionally, in the event any customers leave us bad reviews on internet review websites such as Yelp or social media, whether such reviews contain factual information or not, it may dissuade other potential customers from using our services, which similarly could reduce the demand for our services and our revenues.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Because we have a limited operating history our future operations may not result in profitable operations.

There is no significant operating history upon which to base any assumption as to the likelihood that we will prove successful, and we may never achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. We had net income of $99,319 for the nine months ended September 30, 2018 and a net loss of $33,264 for the year ended December 31, 2017. We may not generate profitable operations in the future to ensure our continuation.

The demand for our swimming pool construction and future planned maintenance services has been and will be adversely affected by unfavorable economic conditions.

Consumer discretionary spending affects our sales and is impacted by factors outside of our control, including general economic conditions, disposable income levels, consumer confidence and access to credit. In economic downturns, the demand for swimming pool construction and maintenance services may decline, often corresponding with declines in discretionary consumer spending, the growth rate of pool eligible households and swimming pool construction. Even in generally favorable economic conditions, severe and/or prolonged downturns in the housing market could have a material adverse impact on our financial performance. Such downturns expose us to certain additional risks, including but not limited to the risk of customer closures or bankruptcies, which could shrink our potential customer base and inhibit our ability to collect on those customers’ receivables.

We believe that homeowners’ access to consumer credit is a critical factor enabling the purchase of new pools. If there are prolonged unfavorable economic conditions and downturns in the housing market, it may result in significant tightening of credit markets, which limit the ability of consumers to access financing for new swimming pools, which could negatively impact our sales.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We face intense competition both from within our industry and from other leisure product alternatives.

We face competition from both inside and outside of our industry. Within our industry, we directly compete against various regional and local pool construction companies and will compete directly in the future with regional and local maintenance companies. Outside of our industry, we compete indirectly with alternative suppliers of big ticket consumer discretionary products, such as boat and motor home distributors, and with other companies who rely on discretionary homeowner expenditures, such as home remodelers. New competitors may emerge as there are low barriers to entry in our industry.

We rely on our management and if they were to leave our company our business plan could be adversely effected.

We are largely dependent upon the personal efforts and abilities of our existing management, currently consisting solely of Elijah May (President and Chief Operating Officer and sole member of the Board of Directors), who plays an active role in our operations. Moving forward, should the services of Mr. May be lost for any reason, the Company will incur costs associated with recruiting replacements and any potential delays in operations which this may cause. If we are unable to replace such individual with a suitably trained alternative individual(s), we may be forced to scale back or curtail our business plan.

We do not currently have any employment agreements or maintain key person life insurance policies on our executive officer. If our executive officer does not devote sufficient time towards our business, we may never be able to effectuate our business plan.

We do not currently have any employment agreements in place with management.

The Company has not entered into an employment agreement with Mr. May, our sole officer. As such, there are no contractual relationships guaranteeing that Mr. May will stay with the Company and continue its operations. In the event he were to resign, the Company may be unable to get another officer and director to fill the void and performance may be significantly affected.

We are susceptible to adverse weather conditions.

Weather is one of the principal external factors affecting our business. For example, unseasonably late warming trends in the spring or early cooling trends in the fall can shorten the length of the pool season. Also, unseasonably cool weather or extraordinary rainfall during the peak season can decrease swimming pool use, installation and maintenance. These weather conditions adversely affect our sales. While warmer weather conditions favorably impact our sales, global warming trends and other significant climate changes can create more variability in the short term or lead to other unfavorable weather conditions that could adversely impact our sales or operations. Drought conditions or water management initiatives may lead to municipal ordinances related to water use restrictions, which could result in decreased pool installations and negatively impact our sales.

Our business is highly seasonal. Our results of operation fluctuate as a result of weather conditions and may be adversely affected by weather conditions and natural disasters.

Although we hope to reduce the seasonality of our sales over time by expanding our presence through acquisitions and expansion in other areas in the State of Texas (e.g., Houston, San Antonio, and Dallas/Fort Worth), at present our business remains highly seasonal and subject to the weather in the greater Austin, Texas area. Historically, approximately 60% of our net sales have been generated in the second and third quarters of the year. These quarters represent the peak months of both swimming pool use, installation, remodeling, repair and maintenance. Moreover, we typically incur net losses during the first quarter of the year. Unseasonably cold weather or extraordinary amounts of rainfall during the peak sales season can significantly reduce pool purchases and disrupt installation schedules, thereby adversely affecting sales and operating revenues. Our business is significantly affected by weather patterns. For example, unseasonably late warming trends can decrease the length of the pool season, and unseasonably cool weather and/or extraordinary amounts of rainfall in the peak season may decrease swimming pool use, resulting in lower maintenance needs and decreased sales.

Weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, wildfires, droughts and floods can harm our business. These can delay construction, adversely affect the cost or availability of materials or labor, or damage projects under construction. In particular, because we operate in Austin, Texas our operations are subject to increased risk of wildfires. Furthermore, if our insurance does not fully cover losses resulting from these events or any related business interruption, our assets, financial condition and capital resources could be adversely affected.

We depend on a network of suppliers to source our products. Product quality or safety concerns could negatively impact our sales and expose us to legal claims.

We rely on manufacturers and other suppliers to provide us with the products we sell and distribute. As we increase the number of products we distribute, our exposure to potential liability claims may increase. The risk of claims may also be greater with respect to products manufactured by third-party suppliers outside the United States, particularly in China. Uncertainties with respect to foreign legal systems may adversely affect us in resolving claims arising from our foreign sourced products. Even if we are successful in defending any claim relating to the products we distribute, claims of this nature could negatively impact customer confidence in our products and our company.

A terrorist attack or the threat of a terrorist attack could have a material adverse effect on our business.

Discretionary spending on leisure product offerings such as ours is generally adversely affected during times of economic or political uncertainty. The potential for terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility could create these types of uncertainties and negatively impact our business for the short or long term in ways that cannot presently be predicted.

Our inability to diversify our customer base could adversely impact our business and operating results, and expanding to new target markets may open us up to additional risks and challenges.

While we anticipate that a significant portion of our revenues will continue to be derived from customers in and around Austin, Texas, in the near-term, in order to achieve our long-term growth goals, we will need to diversify our customer base and product offerings and penetrate additional markets.

Our efforts to penetrate additional markets are generally in the early stages, and we may not be successful. We may dedicate significant resources to a targeted customer or industry before we achieve meaningful results or are able to effectively evaluate our success. As we target new customers and markets, we will also face different technological, pricing, supply, regulatory and competitive challenges that we may not have experience with. As a result, our efforts to expand to new markets may not succeed, may divert management resources from our existing operations and may require significant financial commitments to unproven areas of our business, all of which may harm our financial performance.

If we are unable to manage future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, finance and general administration and operations. To manage any future growth, we must continue to improve our operational and financial processes and systems and expand, train and manage our employee base and control associated costs. Our efforts to grow our business, both in terms of size and in diversity of customer bases served, will require rapid expansion in certain functional areas and put a significant strain on our resources. We may incur significant expenses as we attempt to scale our resources and make investments in our business that we believe are necessary to achieve long-term growth goals. If we are unable to manage our growth effectively, our expenses could increase without a proportionate increase in revenue, our margins could decrease, and our business and results of operations could be adversely affected.

A significant amount of our revenues are due to only a small number of customers, and if we were to lose any of those customers, our results of operations would be adversely affected.

We had gross revenue of $1,093,763 and $832,178 for the nine months ended September 30, 2018 and 2017, and $1,178,054 and $1,915,835 for the years ended December 31, 2017 and 2016, respectively. We had 3 customers representing more than 10% of gross revenue, and combined 34% of revenue for the nine months ended September 30, 2018. We had two customers representing more than 10% of gross revenue, and combined 23% of revenue for the year ended December 31, 2017 and no customers representing approximately 10% of gross revenues for the year ended December 31, 2016.

As a result, the majority of our revenues are due to only a small number of customers, and we anticipate this trend continuing moving forward. As a result, in the event our customers do not pay us amounts owed, terminate work in progress or we are unable to find new customers moving forward, it could have a materially adverse effect on our results of operations and could force us to curtail or abandon our current business operations.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions;

●	the timing of large customer projects, to which we may have limited visibility and cannot control;

●	our ability to effectively manage our working capital;

●	our ability to generate increased demand in our targeted markets, particularly those in which we have limited experience;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	pricing and availability of labor and materials;

●	our inability to adjust certain fixed costs and expenses for changes in demand and the timing and significance of expenditures that may be incurred to facilitate our growth;

●	seasonal fluctuations in demand and our revenue; and

●	disruption in the supply of materials.

Our executive officer controls a majority of our voting securities and therefore he has the ability to influence matters affecting our stockholders.

Our sole executive officer beneficially owns approximately 58.3% of the issued and outstanding shares of our common stock. As a result, he has the ability to influence matters affecting our stockholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares will be a minority stockholder and as such will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove our current director, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors (currently consisting solely of Mr. May). As a potential investor in the Company, you should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special stockholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because our executive officer controls such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Additionally, the interests of our executive officer may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other stockholders.

Our officer and director lacks experience in and with publicly-traded companies.

While we rely heavily on Elijah May (President, Chief Operating Officer and sole director), it is our goal to become a publicly-traded company and Mr. May has no experience serving as an officer or director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to. Additionally, Mr. May has little to no significant experience with the financial accounting and preparation requirements of financial statements which we are required to file on a quarterly and annual basis under the Exchange Act. We plan to initially rely on our outside accountants and bookkeepers to help us create a system of accounting controls and procedures to maintain the Company’s accounting records, until such time, if ever, as we generate the revenues required to engage a separate Chief Accounting Officer, with accounting experience with publicly reporting companies. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to our executives’ ultimate lack of experience with publicly-traded companies in general and especially in connection with their lack of experience with the financial accounting and preparation requirements of the Exchange Act.

If we are not able to compete effectively against companies with greater resources, our prospects for future success will be jeopardized.

The recreational pool construction and maintenance industry is highly competitive. We compete with numerous local competitors for such services. Many of our competitors are larger, more established companies with greater resources to devote to marketing, as well as greater brand recognition. In addition, the relatively low barriers to entry also permit new competitors to enter the industry easily. Moreover, if one or more of our competitors or suppliers were to merge, the change in the competitive landscape could adversely affect our competitive position. Additionally, to the extent that competition in our markets intensifies, we may be required to reduce our prices in order to remain competitive. If we do not compete effectively, or if we reduce our prices without making commensurate reductions in our costs, our net sales, margins, and profitability and our future prospects for success may be harmed.

The products we install and/or our services could contain defects or they may be installed or operated incorrectly, which could result in claims against us.

Defects may be found in our existing or future pool installations. This could result in, among other things, a delay in the recognition or loss of net sales and loss of market share. These defects could cause us to incur significant warranty, support, and repair costs, divert the attention of our employees from new projects, and harm our relationships with our customers. Defects or other problems in our installations could result in personal injury or financial or other damages to customers or third parties. Our customers and third parties could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend and the adverse publicity generated by such a claim against us or others in our industry could negatively impact our reputation.

We may be subject to various lawsuits and claims from time to time from customers, subcontractors, employees and third parties, which lawsuits and claims could have a material adverse effect on our results of operations.

Due to the nature of our business operations, we may become party to various lawsuits and claims which arise in the ordinary course of our business. These may include, but are not limited to, claims for personal injuries, product liability and personal property damage caused by our actions or actions that we fail to take, the actions or inactions of subcontractors we hire from time to time, products we install, our construction activities, or the actions of third parties which take place at our job sites. Although specific allegations may differ, we believe the majority of the lawsuits and claims we may face in the future will likely involve claims that we failed to construct pools and spas in accordance with plans and specifications or applicable construction codes and seek reimbursement for sums allegedly needed to remedy the alleged deficiencies, assert contract issues or will relate to personal injuries. We may also file lawsuits in certain cases pursuant to which we may seek contribution from our subcontractors and third parties for any damages and costs. The outcome of litigation is difficult to assess or quantify. Lawsuits can result in the payment of substantial damages by defendants. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. Any resources that we, our management or employees are forced to expend in the future, defending or prosecuting lawsuits, including, but not limited to legal fees and expenses, time spent away from our business activities and customers, and damages and other liabilities we are forced to pay in any lawsuits, could have a material adverse effect on our results of operations, could force us to curtail our business operations or if material enough, could force us to seek bankruptcy protection in the future, which could cause the value of any investment in the Company to decline to zero.

A failure to meet customer specifications or expectations could result in lost revenues, increased expenses, negative publicity, claims for damages and harm to our reputation.

A failure or inability by us to meet a future client’s expectations could damage our reputation and adversely affect our ability to attract new business and result in delayed or lost revenue. In the event the pools we complete are not up to the expectations and standards of our clients, we face negative publicity and our reputation could be hurt. Furthermore, we may be sued or unable to collect accounts receivable if a future client is not satisfied with our services.

In addition, any failure to meet customers’ specifications or expectations could result in:

●	delayed or lost revenue;

●	requirements to provide additional services to a customer at reduced charges or no charge; and

●	claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms.

Because many of our customers require financing for pool and spa installations, increases in interest rates could lower demand for our services.

A significant percentage of our customers finance their pool and spa installations. Increases in interest rates could lower demand for our services because borrowing costs to potential customers seeking to add pools or spas would increase. Even if potential customers do not need financing, changes in interest rates could make it harder for them to sell their existing homes to potential buyers who need financing and could therefore make them less willing to increase the value of their homes through the construction of pools and spas. This could prevent or limit our ability to attract new customers and decrease demand for our services, which could have a material adverse effect on our results of operations.

Government regulations could increase the cost of, or delay, our construction and remodeling projects and adversely affect our business or financial results.

We are subject to extensive and complex regulations that affect land development and home construction, including zoning, design and building standards as well as rules and regulations concerning land use and the protection of health and the environment including those governing the discharge of pollutants to water and air, the handling of hazardous materials and the cleanup of contaminated sites. These regulations often provide broad discretion to the administering governmental authorities as to the conditions we must meet prior to being approved, if approved at all. We are subject to determinations by these authorities as to the adequacy of water and sewage facilities and other local services. The particular impact and requirements of environmental regulations vary greatly according to the site, the site’s environmental conditions and the present and former use of the site. We expect that increasingly stringent requirements will be imposed on construction companies in the future. Regulatory issues and environmental laws may result in delays, cause us to implement time consuming and expensive compliance programs and prohibit or severely restrict projects in certain environmentally sensitive regions or areas. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials. Furthermore, we could incur substantial costs, including cleanup costs, fines, penalties and other sanctions and damages from third-party claims for property damage or personal injury, as a result of our failure to comply with, or liabilities under, applicable environmental laws and regulations. Finally, while we currently pass the costs of permitting and compliance on to our customers, if such costs increase in the future, customers may be unwilling to pay such costs, and it could result in a decrease in demand for our services or our margins.

We could be adversely affected if any of our significant customers default in their obligations to us.

Defaults by any of our customers could have a significant adverse effect on our revenues, profitability and cash flow, which may be exacerbated by the fact that we have a limited number of customers. Our customers may in the future default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons deriving from the current general economic environment. If a customer defaults on its obligations to us, it could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Corporate governance and reporting risks:

We face corporate governance risks and negative perceptions of investors associated with the fact that we currently have only one director, who is not independent.

Currently, Mr. May, our Chief Executive Officer, President and Chief Operating Officer, serves as our sole director. As such, Mr. May can, among other things, declare himself discretionary bonuses, and determine his own compensation level. As such, Mr. May has significant control over our business direction. Additionally, there are no independent members of the Board of Directors available to second and/or approve related party transactions involving Mr. May, including the compensation paid to Mr. May, and any future employment agreements we enter into with such individual. Therefore, investors may perceive that because no other directors are approving related party transactions involving Mr. May, that such transactions are not fair to the Company. The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple unrelated and independent officers and directors due to the investing public’s perception of limitations facing our Company due to the above.

Any material weaknesses in our internal control over financial reporting could, if not remediated, result in material misstatements in our financial statements.

As a public company reporting to the SEC, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, including Section 404(a), subject to the phase in described in greater detail below under “The JOBS Act also allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.”, that requires that we annually evaluate and report on our systems of internal controls. If material weaknesses or significant deficiencies in our internal controls are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results. This could result in a decrease in our stock price (if any), securities litigation, and the diversion of significant management and financial resources.

In the future, if we cease to meet the criteria to be considered an “emerging growth company” or a “smaller reporting company,” we will also become subject to Section 404(b) of the Sarbanes-Oxley Act, which requires an auditor attestation of the effectiveness of our internal controls over financial reporting. This additional requirement will increase our financial, accounting and administrative costs, and other related expenses, which may be significant to our financial results. In addition, due to our limited internal resources, further compliance efforts put additional strain on our resources. Despite our efforts, if our auditors are unable to attest to the effectiveness of our internal controls, we may be subject to regulatory scrutiny and higher risk of stockholder litigation, which could harm our reputation, lower our stock price or cause us to incur additional expenses.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because we only have one director, who is not independent, we do not currently have an independent audit or compensation committee. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We will incur ongoing costs and expenses for SEC reporting and compliance and without sufficient revenues we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

In order for us to remain in compliance with our on-going reporting requirements, we may require additional capital and/or future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources, or require us to obtain additional capital through the sale of equity or debt. If we are unable to further capitalize the Company or generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. There will be ongoing costs and expenses for SEC reporting, including the general booking and accounting costs for the preparation of the financial quarterly (Form 10-Qs) and annual filings (Form 10-Ks), and auditor’s fees. Further, there will be processing costs in preparing and converting documents and disclosures through the EDGAR filing system, including certain cost for the XBRL that will be required as part of the EDGAR filing. We estimate that these costs could result in up to $75,000 per year of initial ongoing costs.

Our Articles of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Articles of Incorporation and Bylaws, as amended, generally limit our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, and Bylaws, each as amended and restated, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada Revised Statutes against all expense, liability, and loss, including attorney’s fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding”) to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act, and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks relating to our common stock:

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors (currently consisting solely of Mr. May) will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 70,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this prospectus, we have 14,585,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As a result, our Board of Directors (currently consisting solely of Mr. May) has the ability to issue a large number of additional shares of common stock without stockholder approval, which if issued could cause substantial dilution to our then stockholders. Additionally, shares of preferred stock may be issued by our Board of Directors without stockholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing stockholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights and/or other rights or preferences which could provide the preferred stockholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless.

There is no public market for our common stock.

There is currently no market for our common stock and a market may not develop in the future. We are currently in the process of applying, through a market maker, with FINRA, for approval to quote our common stock on the OTCQB Market. If for any reason our common stock is not quoted on the OTCQB or a public trading market does not otherwise develop, stockholders may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The trading price of our common stock, if any, in the future, is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

These factors include:

●	Quarterly variations in our results of operations or those of our competitors;

●	Announcements by us or our competitors;

●	Disruption to our operations;

●	Commencement of, or our involvement in, litigation;

●	Any major change in our board or management;

●	Changes in governmental regulations or in the status of our regulatory approvals; and

●	General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the future. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We may continue to have potential liability for certain issuances of shares of common stock in possible violation of federal and state securities laws.

In September 2016, we discovered that we may have not provided the investors in our January 2016 to September 2016 offering all information and materials (including current audited financial statements), as is required under the Securities Act in order to claim an exemption from registration pursuant to Rule 506 of the Securities Act. We believe that all such transactions still complied with, and were exempt from registration under Section 4(a)(2) of the Securities Act. Nevertheless, based on the above, we offered the January 2016 to September 2016 purchasers of our common stock the right to rescind their previous purchases and receive, in exchange for any shares relinquished to us, a payment equal to their original purchase price plus interest at the applicable statutory rate in the state in which they reside. The rescission offer expired at 5:00 pm (CST) on October 26, 2016. None of the prior purchasers opted to rescind their prior purchases in connection with the rescission offer.

During the first quarter of fiscal 2017, we learned that Michael Chavez, our then President and then sole director was barred from association with any FINRA member in any capability. Mr. Chavez similarly became aware of the FINRA bar at the same time, previously believing that FINRA had agreed that he would terminate his FINRA license and settle the outstanding claims raised by FINRA without any other penalties or permanent bar. Pursuant to Rule 506(d), Rule 506 of the Securities Act, is not available for a sale of securities if the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, has been subject to certain disqualifying events after September 23, 2013, including: certain criminal convictions; certain court injunctions and restraining orders; final orders of certain state and federal regulators; certain SEC disciplinary orders; certain SEC cease-and-desist orders; SEC stop orders and orders suspending the Regulation A exemption; suspension or expulsion from membership in a self-regulatory organization (SRO), such as FINRA, or from association with an SRO member; or U.S. Postal Service false representation orders. However, in the event the disqualifying event occurred prior to September 23, 2013, the issuer is not prohibited from relying on Rule 506, provided that pursuant to Rule 506(e) of the Securities Act, an issuer is required to furnish to each purchaser, a reasonable time prior to sale, a description in writing of any matters that would have triggered disqualification under Rule 506(d)(1), but occurred before September 23, 2013.

As Mr. Chavez’s FINRA bar constituted a disqualifying event under Rule 506(d), the Company was required to furnish to each purchaser of securities of the Company, a reasonable time prior to sale, a description in writing of such event. The Company did not do that, because as described above, the Company and Mr. Chavez only became aware of the FINRA bar subsequent to the close of the offering. Notwithstanding the fact that the Company was not aware of Mr. Chavez’s FINRA bar, the Company determined that such failure to provide such information may prohibit the Company from relying on a Rule 506 exemption for prior issuances and sales of shares. We believe that all such transactions still complied with, and were exempt from registration under Section 4(a)(2) of the Securities Act, and as a result, management determined that the Company would offer rescission to all of its stockholders in April 2017. In connection therewith, in April 2017, we offered every stockholder of our common stock the right to rescind their previous purchases and acquisitions and to receive, in exchange for any shares relinquished to us, a payment equal to their original purchase price or consideration provided, plus interest at the applicable statutory rate in the state in which they reside. The rescission offer expired at 5:00 pm (CST) on April 29, 2017. None of our stockholders opted to rescind their prior purchase/acquisitions in connection with the rescission offer.

The federal securities laws and certain state securities laws do not expressly provide that a rescission offer will terminate a purchaser’s right to rescind a sale of securities that was not registered under the relevant securities laws as required. Accordingly, we may continue to be potentially liable under certain securities laws for the offer and sale of the shares sold and issued between May 2014 and September 2016, totaling $57,950 of securities in aggregate, along with statutory interest on such shares, even after we completed our rescission offers.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause the value of our common stock to have a lower value than other similar companies which do pay cash dividends.

We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

Stockholders may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

In the event that a public market develops for our common stock, our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Exchange Act, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of Company stockholders to sell their securities in the secondary market, in the event a public market develops for our common stock in the future.

If our common stock is not approved for quotation on the OTCQB, a national securities exchange or the Nasdaq trading market, it could make it difficult to sell shares of our common stock and/or cause the value of our common stock to decline in value.

In order to have our common stock quoted on the OTCQB, a national securities exchange or the Nasdaq trading market, we will need to engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority (“FINRA”), which Form 15c2-11 has been filed to date; and clear FINRA comments to obtain a trading symbol on the OTCQB, the national securities exchange or the NASDAQ trading market, which comments we have not cleared to date. In the event we clear FINRA comments in the future, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCQB in approximately one (1) to two (2) months. In the event our Form 15c2-11 is not approved by FINRA, we may be unable to have our common stock quoted or listed publicly, which could make it more difficult or impossible for our then stockholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty stockholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCQB, a national securities exchange or the NASDAQ trading market, it may be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of the date of this Report, we have 3,585,000 shares of our common stock held by non-affiliates (all of which shares have been registered under the Securities Act pursuant to the registration statement of which this prospectus forms a part) and 11,000,000 shares held by affiliates which Rule 144 of the Securities Act defines as “restricted securities.” A total of 3,585,000 shares of common stock which we registered on our Form S-1 registration statement are currently available for immediate sale, subject to the terms of various lock-up agreements entered into with certain of our shareholders, as described in greater detail below under “Description of Business” - “Material Events”, provided that no public market currently exists for our common stock. All of the restricted shares outstanding are available for sale under Rule 144, although shares held by affiliates are subject to restrictions relating to the amount that may be sold in any 90 day period and manner in which such sales may be made, among other limitations. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Risks relating to the JOBS Act:

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Our election not to opt out of JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an “emerging growth company”, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an “emerging growth company”, can adopt the standard for the private company. This may make a comparison of our financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The JOBS Act also allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempt from the “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

●	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

●	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

The Company intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which it would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the selling stockholders which are offered in this prospectus.

LEGAL PROCEEDINGS

Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceeding, except as set forth below. In addition, we are not aware of any material legal or governmental proceedings against us, or contemplated to be brought against us, except as set forth below.

On October 19, 2018, a former client, Paul T. Denucci filed an Original Petition naming the Company, Elijah May, our sole officer and director and Michael Chavez, our prior Chief Executive Officer and former sole director, as defendants. The Original Petition was originally filed in Williamson County, Texas, provided the proceeding was subsequently moved to the County Court of Travis County, Texas (County Court 2 – Cause No. C-1-CV-18-011465). The Original Petition alleged breach of contract and alleged defects in the pool which the Company built on Mr. Denucci’s behalf. The Original Petition seeks damages in an amount sufficient to allow Mr. Denucci to repair the alleged defects in the pool. We deny Mr. Denucci’s claims and intend to vigorously defend ourselves and our current and former officers against such claims. We are currently in the process of drafting responses to the allegations in the Original Petition.

On December 21, 2018, a former client, Brian Moats filed an Original Petition naming Reliant Pools as a defendant in a suit filed in the County Court at Law No. 2 for Travis County, Texas (Cause No. C-1-CV-18-012062). The suit alleges that the Company failed to install a French drain under the pool as required by the terms of the contract, alleges causes of action of breach of express warranty and breach of contract and seeks damages of between $100,000 and $200,000. We deny Mr. Moats’ claims and intend to vigorously defend ourselves against such claims.

The Company is unable to determine the estimate of the probable or reasonable possible loss or range of losses arising from the above legal proceedings.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name, age and position of each director and executive officer of the Company. The sole officer and director of the Company is as follows:

Name	Age	Position	Date First Appointed as Officer or Director

Elijah May	41	President, Chief Executive Officer, Chief Operating Officer and Director (sole director)	May 2014

Our director and any additional directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the stockholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors (currently consisting solely of Mr. May), absent any employment agreement. Our officers and directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

The business experience of the person listed above is as follows:

Elijah May – President, Chief Executive Officer, Chief Operating Officer and Director (sole director)

Mr. May is our co-founder and has served as COO since May 2014. He has served as President, Chief Executive Officer and as sole director of the Company since November 3, 2017. Before helping to co-found the Company, Mr. May was a custom pool designer in Austin, Texas. Mr. May is a member of the Association of Pool & Spa Professionals and has received numerous commendations over the years for his work. Mr. May was employed by Austex Pools, a pool builder which was located in Austin, Texas from August 2012 to August 2013. Mr. May served as a sales representative of World Travel from September 2010 to August 2012 and served as a manager of FaraCafe, a coffee seller located in Austin, Texas, from September 2006 to August 2010. Mr. May received a Bachelor’s of Science degree in Finance and Real Estate from Florida State University.

Board Leadership Structure

Our Board of Directors (currently consisting solely of Mr. May) has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors (currently consisting solely of Mr. May) discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No director of the Company is also a director of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any of the following during the past ten years,: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by our Board of Directors (consisting solely of Mr. May).

Our Company does not have any defined policy or procedural requirements for stockholders to submit recommendations or nominations for directors. Our sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors (consisting solely of Mr. May) will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board of Directors (consisting solely of Mr. May) may do so by directing a written request addressed to our Secretary, 12343 Hymeadow Drive, Suite 3-A, Austin, Texas 78750, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s Board of Directors (consisting solely of Mr. May) is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Director Independence

There is no current market for our common stock and we are not required to have independent members of our Board of Directors. We do not identify our sole member of our Board of Directors, Mr. May, as being independent.

As described above, we do not currently have a separately designated audit, nominating or compensation committee.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics and a Code of Conduct that apply to all of our directors, officers and employees.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year, if any; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table*

Name And Principal Position	Fiscal Year Ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)#	Option Awards ($)#	All Other Compensation ($)		Total ($)

Elijah May,	2018	72,000	22,102	—	—	—		94,102
CEO, President and COO(1)	2017	72,000	—	—	—	6,636		78,636
	2016	72,000	—	—	—	60,000	(3)	132,000

Michael Chavez,	2017	—	—	—	—	13,181	(5)	13,181
Former CEO(1)(2)	2016	—	—	—	—	60,000	(3)	60,000

Becky Spohn	2016	—	—	—	—	38,000	(3)	38,000
Former Controller(4)

*	Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. There have been no changes in the Company’s compensation policies since December 31, 2018.
#	The fair value of stock issued for services computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant. The fair value of options granted computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant.
(1)	Effective on November 3, 2017, Michael Chavez, resigned as the Chief Executive Officer, President and sole director of the Company and Elijah May, the Company’s Chief Operating Officer (COO), was appointed as the sole director, Chief Executive Officer and President of the Company.
(2)	Mr. Chavez and Mr. May did not receive any consideration, other than as described in the table above, if any, in consideration for their services to the Company as a member of the Board of Directors.
(3)	Compensation paid as contract expense and not as salary.
(4)	Resigned effective April 15, 2017.
(5)	During year ended December 31, 2016, the Company paid for $10,117 of raw materials associated with the construction of the personal swimming pool of Michael Chavez, the Company’s then Chief Executive Officer and then sole director. Mr. Chavez had not reimbursed the Company for the materials purchased, which is shown as accounts receivable, related party, as of December 31, 2016. During the year ended December 31, 2017, the Company paid for $5,064 of raw materials associated with the construction of the personal swimming pool of Michael Chavez. During the year ended December 31, 2017, Mr. Chavez advanced the Company $2,000 which was applied to the amount receivable from Mr. Chavez. Effective May 18, 2017, the Company’s Board of Directors approved a resolution authorizing the Company to classify the cost of the construction of the personal pool of Michael Chavez, CEO, net of the advance, as compensation of $13,181.

We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive, profit sharing, retirement or other plans, although we may adopt one or more of such plans in the future.

We do not maintain any life or disability insurance on any of our officers.

We do not have any outstanding options, warrants or other securities which provide for the issuance of additional shares of our common stock as compensation for services of directors or officers.

Employment Agreements; Key Man Insurance and Stock Incentive Plans

Employment Agreements

The Company does not have any employment agreements in place with any of its executive officers.

Key Man Insurance

The Company does not hold “Key Man” life insurance on any of its officers or directors.

Stock Incentive Plans

To date, the Company has not adopted any stock incentive or equity incentive plans.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of January 25, 2019 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 14,585,000 shares outstanding as of January 25, 2019, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of January 25, 2019, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 12343 Hymeadow Drive, Suite 3-A, Austin, Texas 78750.

Name	Number of Common Stock Shares Beneficially Owned	Percent of Common Stock

Elijah May(1)	8,500,000	58.3%

All of the officers and director as a group (two persons)	8,500,000	58.3%

5% Stockholders

Michael Chavez(1)(2)	4,000,000	27.4%
Becky Spohn(3)	2,500,000	17.1%

(1)	Pursuant to a Voting Agreement entered into on November 3, 2017, Mr. Chavez provided complete authority to Mr. May to vote the 4,000,000 shares of common stock which Mr. Chavez holds (and any other securities of the Company obtained by Mr. Chavez in the future) at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement has a term of ten years, through November 3, 2027, but can be terminated at any time by Mr. May and terminates automatically upon the death of Mr. May. In connection with his entry into the Voting Agreement, Mr. Chavez provided Mr. May an irrevocable voting proxy to vote the shares covered by the Voting Agreement. Additionally, during the term of such agreement, Mr. Chavez agreed not to transfer the shares covered by the Voting Agreement except pursuant to certain limited exceptions. Due to the Voting Agreement Mr. May is deemed to beneficially own the 4,000,000 shares of common stock held by Mr. Chavez, which are included under both Mr. May’s ownership and Mr. Chavez’s.

(2)	Mr. Chavez’s address is 10012 Barbrook Dr, Austin, Texas 78726.

(3)	Mrs. Spohn’s address is 12609 Twisted Briar Lane, Austin, Texas 78729.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Form S-1 registration statement of which this prospectus forms a part was prepared by our counsel, The Loev Law Firm, PC. The financial statements attached hereto for the years ended December 31, 2017 and 2016, were audited by LBB & Associates Ltd., LLP. The Loev Law Firm, PC, and LBB & Associates Ltd., LLP do not have any interest contingent or otherwise in the Company.

EXPERTS

The financial statements of the Company as of December 31, 2017 and, 2016, included in this prospectus, have been audited by LBB & Associates Ltd., LLP, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws, as amended and restated, state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organizational History

We were formed as a Nevada corporation on May 19, 2014.

On May 23, 2014, we, along with Reliant Pools, Inc. (“Reliant Pools”) and the stockholders of Reliant Pools, entered into an Agreement for the Exchange of Common Stock (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the stockholders of Reliant Pools exchanged 2.1 million shares of common stock, representing 100% of the outstanding common stock of Reliant Pools, for 2.1 million shares of our common stock (the “Exchange”). As a result of the Exchange, Reliant Pools became our wholly-owned subsidiary. The President of Reliant Pools, and its largest stockholder at the time of the Exchange was Michael Chavez, our President, then Chief Executive Officer and then sole director. The following shares of restricted common stock were issued in connection with the Exchange: 900,000 shares of common stock to Michael Chavez, our then President, then Chief Executive Officer and then sole director; 750,000 shares of common stock to Elijah May, our current Chief Executive Officer and sole director; and 450,000 shares of common stock to Becky Spohn, our former Controller.

Reliant Pools was originally formed as a Texas General Partnership (Reliant Pools, G.P.) in September 2013, and was owned by Mr. Chavez, Mr. May, Ms. Spohn, and a third party, who subsequently was unable to perform the services required for him to vest his interest, which interest was subsequently terminated, leaving Mr. Chavez, Mr. May and Ms. Spohn as the sole owners of Reliant Pools, G.P. In May 2014, Reliant Pools, G.P. was converted from a Texas General Partnership to a Nevada corporation, Reliant Pools, Inc., with the same ownership as described above at the time of the Exchange.

Description of Business Operations:

We, through our wholly-owned subsidiary, Reliant Pools (which has been in operation since September 2013), are an award winning, custom, swimming pool construction company located in the greater Austin, Texas market. In the future we also plan to offer residential swimming pool maintenance services. We assist customers with the design of, and then construct, recreational pools which blend in with the surroundings, geometric pools which complement the home’s architecture and water features (e.g., waterfalls and negative edge pools) which provide the relaxing sounds of moving water. We won four Association of Pool & Spa Professionals (ARSP) Region 3 Design Awards for our designs in 2016 and one award in 2017. Moving forward, we plan on expanding our operations through an accretive business model in which we plan to acquire competitors in both the custom pool construction and pool maintenance/service industries locally, regionally, and nationally.

To date, the majority of our growth has been through referral business. We offer a wide variety of pool projects based upon price and the desires of the client. When our sales personnel meet with a prospective customer, we provide them with an array of projects from the basic pool building to more high-end projects that may include waterfalls, mason work, backyard lighting and in-ground spas to highlight the outdoor living experience.

Types of Pools

The most common type of pools that we build are either a “Freeform Pool” or “Geometric Pool” which are described as follows:

“Freeform Pool” - A “Freeform” pool is usually accomplished with some combination of the following:

●	Gentle curves; non-traditional shapes;

●	Natural rock, flagstone or “rolled beams” around the perimeter;

●	Natural rock or stone built-in at various places around the pool; and/or

●	Rock or stone pavers, exposed aggregate, scrolled or stamped concrete.

“Geometric Pool” - A “Geometric” pool is usually accomplished with some combination of the following:

●	Clean, straight lines and/or geometric shapes;

●	Brick coping or “paving tiles” around the perimeter; and/or

●	Brick or tiled decking, or stamped concrete.

Geometric pool designs often utilize sleek and straight lines. This style of pool is usually a more formal design, even without additional water features or spa included.

Competitive Strengths

We believe we have a strong competitive position in the custom pool construction industry in Austin, Texas, due to, among other things:

●	Industry Expertise. We believe our employees and subcontractors are among the most skilled and experienced in the region. With over 40 years of industry experience (combined experience of the management, plan designers, and the construction personnel and subcontractors), we are dedicated to customer satisfaction from the moment we contract with a customer to the day each project is completed.

●	Reputation and Name Recognition. Our name recognition, reputation and quality of workmanship has resulted in referral business and established relationships with home builders who refer us prospective customers from time-to-time.

●	Innovative Sales and Marketing Approach. Our experienced sales designers provide us with significant advantages over competitors that have less qualified sales personnel and/or utilize less sophisticated sales methods.

●	Customer Satisfaction. Customer satisfaction is a key component of our marketing strategy which is based upon referral business. We use only top quality materials and equipment.

Growth Strategy

We believe that our competitive strengths provide a platform for expansion. Our growth strategy includes the following components:

●	Pursue Pool Cleaning and Maintenance. We plan on expanding our operations into pool cleaning and maintenance by acquisition as well as starting a custom homes division, funding permitting.

●	Pursue Vertical Business Opportunities. We also plan on expanding our revenue centers by either acquiring or developing vertical businesses that complement the pool building business.

Swimming Pool Sales and Industry

 Swimming pools can be constructed as (1) residential in-ground swimming pools, (2) residential above-ground swimming pools (usually 12 to 24 feet in diameter), or (3) commercial swimming pools. Our operations are focused solely on construction of residential in-ground swimming pools, provided we plan to expand into maintenance services related to residential in-ground swimming pools in the future. Specifically, we focus on the installation of concrete, in-ground residential swimming pools.

Types of In-ground Pools

In-ground pools come in three basic varieties: vinyl-lined, fiberglass, and gunite/shotcrete or concrete.

Gunite or Shotcrete pools

Are similar to concrete pools and can be finished with tile, plaster, paint, aggregate or fiberglass. These pools are often well suited to areas that are prone to extremely high temperature and areas where the soil is known to expand. Pools made from concrete, gunite or shotcrete are generally strong and durable so potential buyers often take comfort in the fact that these structures usually don’t require much in terms of maintenance and repair.

We use Shotcrete in the construction of our pools. Shotcrete is concrete (or sometimes mortar) conveyed through a hose and pneumatically projected at high velocity onto a surface, as a construction technique. It is reinforced by conventional steel rods, steel mesh, and/or fibers. Fiber reinforcement (steel or synthetic) is also used for stabilization in applications such as slopes or tunneling.

Shotcrete is usually an all-inclusive term for both the wet-mix and dry-mix versions. In pool construction, however, the term “shotcrete” refers to wet-mix and “gunite” to dry-mix. In this context, these terms are not interchangeable.

Shotcrete is placed and compacted at the same time, due to the force with the nozzle. It can be sprayed onto any type or shape of surface, including vertical or overhead areas. This allows us to tailor the shape of pools to a client’s needs.

Vinyl-lined pools

Vinyl-lined pools are structurally similar to above ground pools. When this type of pool is installed, a hole is dug in the ground and a frame is assembled around the perimeter of the hole. Sand is then laid in the bottom of the hole and a vinyl liner is attached to the structure’s wall. Vinyl-lined pools can be attractive because they tend to be the least expensive in-ground pool to install but this also means that they can be less durable. We do not design, build or install vinyl-lined pools.

Fiberglass pools

Fiberglass pools can be quite attractive to potential buyers. These pools are built in a factory in one piece out of fiberglass-reinforced plastic that is molded into a basin-shape that resembles a giant bathtub. Fiberglass pools can be initially more expensive to purchase, but the maintenance cost is generally lower than it is with other in-ground pools. Unlike the vinyl-lined variety, this type of pool doesn’t have a liner that needs to be replaced. In addition, fiberglass pools usually require fewer chemicals than are necessary in the maintenance of a concrete pool. We do not design, build or install fiberglass pools.

Principal Suppliers and Subcontractors

We regularly evaluate supplier relationships and consider alternate sourcing as appropriate to assure competitive costs and quality standards. We currently do not have long-term contracts with our suppliers. We also believe there are currently a number of other suppliers that offer comparable terms.

We utilize independent subcontractors to install pools. Our on-site personnel act as a field supervisor to oversee all aspects of the installation process, including scheduling, to coordinate the activities of the subcontractors and communicate with the customer.

Seasonality

Our business exhibits substantial seasonality, which we believe is typical of the swimming pool supply industry. Peak activity occurs during the warmest months of the year, typically April through September. Unseasonable warming or cooling trends can accelerate or delay the start or end of the pool season, which could impact our future planned maintenance services and our construction services. Weather also impacts our construction and installation products to the extent that above average precipitation, late spring thaws and other extreme weather conditions delay, interrupt or cancel current or planned construction and installation activities. The likelihood that unusual weather patterns will severely impact our results of operations is exacerbated by the concentration of our operations in Austin, Texas.

Our Pool Construction Operations

We estimate that it takes 45 working days to complete each pool we construct (not including days lost to rain or other inclement weather). Our standard arrangement with customers provides for a one year limited warranty for our work, and subject to certain exceptions, warrants that the pool structure will remain structurally sound (i.e., will remain capable of retaining water), during the period that the pool is owned by the original customer.

Dependence on a Limited Number of Customers

We had gross revenue of $1,093,763 and $832,178 for the nine months ended September 30, 2018 and 2017, and $1,178,054 and $1,915,835 for the years ended December 31, 2017 and 2016, respectively. We had 3 customers representing more than 10% of gross revenue, and combined 34% of revenue for the nine months ended September 30, 2018. We had two customers representing more than 10% of gross revenue, and combined 23% of revenue for the year ended December 31, 2017 and no customers representing approximately 10% of gross revenues for the year ended December 31, 2016.

Other than through occasional referrals from such entities, we do not have any agreements or relationships in place with home builders.

Our Industry

We believe that the swimming pool industry is relatively young, with room for continued growth. According to Aqua Magazine, there are approximately 25 million households in the United States that have the right kind of home (i.e., don’t have an above ground pool and don’t live in an apartment or other multi-family housing), who meet all of the criteria for the purchase of a pool and don’t already one. We also believe that significant growth opportunities exist with pool remodel activities due to the aging of the installed base of swimming pools, technological advancements and the development of energy-efficient products.

Maintaining proper chemical balance and the related upkeep and repair of swimming pool equipment, such as pumps, heaters, filters and safety equipment, creates a non-discretionary demand for pool chemicals, equipment and other related parts and supplies. We also believe cosmetic considerations such as a pool’s appearance and the overall look of backyard environments create an ongoing demand for other maintenance-related goods and certain discretionary products.

The following tables reflect growth in the domestic installed base of in-ground and above-ground swimming pools over the past 11 years ending in 2015 (based on Company estimates and information from 2014 P.K. Data, Inc. reports):

New swimming pool construction comprises the bulk of consumer spending in the pool industry. The demand for new pools is driven by the perceived benefits of pool ownership including relaxation, entertainment, family activity, exercise and convenience. The industry competes for new pool sales against other discretionary consumer purchases such as home remodeling, boats, motorcycles, recreational vehicles and vacations. The industry is also affected by other factors including, but not limited to, consumer preferences or attitudes toward pool and landscape products for aesthetic, environmental, safety or other reasons.

Certain trends in the housing market, the availability of consumer credit and general economic conditions (as commonly measured by Gross Domestic Product or GDP) affect our industry. We believe that over the long term, housing turnover and single-family home value appreciation may correlate with demand for new pool construction, with higher rates of home turnover and appreciation having a positive impact on new pool starts over time. We also believe that homeowners’ access to consumer credit is a critical factor enabling the purchase of new swimming pools and irrigation systems. Similar to other discretionary purchases, replacement and refurbishment activities are more heavily impacted by economic factors such as consumer confidence, GDP and employment.

Planned Swimming Pool Maintenance Services

In the future we plan to offer swimming pool maintenance operations including the following services:

Skimming –	The first step in any pool maintenance routine is skimming. A skimmer is a fine mesh net attached to a long pole. It’s used to remove floating debris such as leaves and drowned insects. If left untended, debris may clog filters and/or sink to the bottom of the pool where it can leave unsightly stains. Skimming is recommended on a daily basis or as the need arises.

Vacuuming –	Even with routine skimming, fine particles like dust and dirt eventually sink and settle to the bottom of a pool. There are two kinds of pool vacuums: automatic and manual. Automatic vacuums run along the bottom of the pool and generate suction in random patterns; manual vacuums attach to a long pole that allows you to steer the suction yourself. Vacuuming is recommended at least once per week. The average pool requires 30 minutes of vacuuming.

Brushing –	Brushing keeps the walls of a pool clean. It is recommended that pools are brushed once a week before vacuuming.

Cleaning Filters –	Filters come in three types: sand, cartridge and diatomaceous earth (DE). Each type has unique cleaning requirements. Sand filters must be “backwashed” and treated with a special sand-cleaning chemical. Cartridge filters are removed and sprayed with a garden hose. DE filters are backwashed like sand filters, but more DE must be added. Filters typically need to be changed once every nine to twelve months.

Pool Heater Maintenance –	The typical pool heater can go at least a few years before it needs servicing. Sometimes, calcium and other minerals build up in the heater’s tubes, restricting its operation. When this happens, it’s necessary to disassemble and repair the heater.

Water Level –	A pool can lose water through natural evaporation and from people splashing and getting in and out of the pool. Water levels should not be allowed to fall below the intake tubes for the skimmer basket as it can ruin the pool pump. If the water is low, it’s necessary to fill the pool, which is done by turning a manual fill value, using a garden hose or automatically if the pool supports automatic fills.

Maintaining pH –	pH is a measure of how acidic/basic water is. A certain level of acidity must be maintained in a pool. A pH level of 7 is considered ideal; less than 7 is considered too acidic. Acidic water can damage a pool liner, pool equipment and even human skin. Water that is too alkaline can clog filters and cloud the water — and it can cause swimmers eyes and nose to burn and cause dry and itchy skin. pH typically needs to be checked once a week.

Shocking the Pool –	Over time, organic contaminants such as ammonia and nitrogen can build up in a pool. These contaminants interact with the pool’s chlorine to form chloramines (a combination of chlorine and ammonia), which create a chlorine-like odor that in a pool. Adding more chlorine can remedy this situation. This is known as “shocking” the pool. Some pool owners shock their pools as frequently as once a week; others go longer.

Winterizing –	Winterizing (required in climates which experience winter weather below freezing) entails removing water from a pool’s plumbing with an air compressor and draining as much water as possible from the filter and the heater, disconnecting the heater, the pump and any chemical feeders, then giving the pool a good cleaning and finally, shocking the pool and covering it to prevent debris from getting in the pool.

Competition

The sales and installation industry of in-ground residential swimming pools is highly fragmented. We face competition primarily from regional and local installers. We believe that there are a small number of swimming pool companies that compete with us on a national basis. Barriers to entry in the swimming pool sales and installation industry are relatively low.

We believe that the principal competitive factors in the pool design and installation business are the quality and level of customer service, product pricing, breadth and quality of products offered, ability to procure labor and materials on a market by market basis from local and regional sources, financial integrity and stability, and consistency of business relationships with customers. We believe we compare favorably with respect to each of these factors.

The swimming pool cleaning services industry has a low level of market share concentration. To our knowledge, the majority of the industry is characterized by self-employed individuals who work as independent contractors or small operators with fewer than three employees. Since companies typically offer swimming pool cleaning within a limited geographic scope in order to limit transportation expenses, there are limited benefits to economies of scale; consequently there is a low level of market share concentration.

Advertising and Marketing

We estimate that currently 30% of our customers come from word of mouth referrals from prior clients (for which we do not pay any referral fees or other compensation) and that 60% of our current clients locate us through Google adwords searches (for which we pay fees based on the click through rate of potential customers and our placement in rankings of key google word search terms which we update from time-to-time), with 10% of our customers finding us through Yelp (which we pay nominal fees for advertising on a month-to-month basis in connection with), provided that historically the majority of our customers to date have come from word of mouth referrals. Total advertising and marketing expenses for the nine months ended September 30, 2017 was $12,929 and for the year ended December 31, 2017 was $13,088.

Employees

We currently have four (three during the last quarter of 2018) employees which we employ on a full-time basis. No employees are covered by collective bargaining agreements. We believe we have satisfactory relations with our employees.

We utilize independent subcontractors to install pools. Our personnel act as field supervisors to oversee all aspects of the installation process and as schedulers to coordinate the activities of the subcontractors and communicate with the customer.

Government Regulations

Our assets, operations and pool and spa construction activities are subject to regulation by federal, state and local authorities, including regulation by various authorities under federal, state and local environmental laws. Regulation affects almost every aspect of our business, including requiring conformity with local and regional plans, and public building approvals, together with a number of other safety and health regulations relating to pool and spa construction. Additionally, each municipality (including Austin, Texas which is the only city we currently operate in) has its own planning and zoning requirements. Permits and approvals mandated by regulation for construction of pools and spas are often numerous, significantly time-consuming and onerous to obtain, and not guaranteed. The permit processes are administered by numerous Federal, state, regional and local boards and agencies with independent jurisdictions. Permits, when received, are subject to appeal or collateral attack and are of limited duration. Such permits, once expired, may or may not be renewed and development for which the permit is required may not be completed if such renewal is not granted. Although we believe that our operations are in full compliance in all material respects with applicable Federal, state and local requirements, our growth and ability to construct future pools and spas in Austin, Texas and other jurisdictions, may be limited and more costly as a result of legislative, regulatory or municipal requirements. Furthermore, changes in such regulations and requirements may affect our capacity to conduct our business effectively and/or to operate profitably.

In Austin, Texas, we are required to obtain building permits for each pool we construct, based on our submitted plans for such pools. We are also required to abide by certain pool construction guidelines, which require among other things, that each pool is enclosed by a fence at least four feet high, with self-closing and self-latching gates. Additionally, all pools and spas we construct are subject to the Virginia Graeme Baker Pool & Spa Safety Act (P&SS Act) which was enacted by Congress and signed into law by President George W. Bush on December 19, 2007. Designed to prevent the tragic and hidden hazard of drain entrapments and eviscerations in pools and spas, the law became effective on December 19, 2008. The P&SS Act requires, among other things, that all pools and spas be equipped with drain covers that (a) have mechanical devices which let air in to ease the vacuum created when an entrapment or blockage is sensed by the drain cover; (c) have electro-mechanical devices that shut off pumps when a blockage/entrapment is sensed; or (c) include pumps or motors with built-in software that shuts off pumps when a blockage/entrapment is sensed.

Notwithstanding the above, our current costs associated with compliance with environmental laws (Federal, state and local) is currently minimal and because we don’t own any of the properties on which we construct our pools and spas, we don’t bear the direct costs or liability associated with compliance with environmental laws on such properties. Additionally, we currently build in the costs of permitting and compliance with building codes into all of our projects, provided that if such costs increase in the future, customers may be unwilling to pay such costs, and it could result in a decrease in demand for our services or our margins.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

●	Exemptions for “emerging growth companies” (such as the Company) from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

●	Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Exchange Act;

●	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

●	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

●	Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934, as amended.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act, will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as the Company are only required to provide two years of financial statements);

(ii)	selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(iii)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Exchange for companies with a class of securities registered under the Exchange Act, to hold stockholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the “emerging growth company’s” initial public offerings (IPOs).

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Material Events:

Effective on November 3, 2017, Michael Chavez, who until the date of his resignation, as described below, was the sole director, Chief Executive Officer and President of the Company, entered into a Voting Agreement with Elijah May, our then Chief Operating Officer (COO), and subsequent to the appointments described below, our sole director, Chief Executive Officer and President as well as our COO (the “Voting Agreement”), resulting in a change in control of the Company.

Pursuant to the Voting Agreement, Mr. Chavez provided complete authority to Mr. May to vote the 4,000,000 shares of common stock which Mr. Chavez then held (and any other securities of the Company obtained by Mr. Chavez in the future) at any and all meetings of stockholders of the Company and via any written consents. Those 4,000,000 shares represent 27.4% of the Company’s common stock and together with the 4,500,000 shares held by Mr. May prior to the parties’ entry into the Voting Agreement, constitute 58.3% of the Company’s total outstanding shares of common stock. The Voting Agreement has a term of ten years, through November 3, 2027, but can be terminated at any time by Mr. May and terminates automatically upon the death of Mr. May. In connection with his entry into the Voting Agreement, Mr. Chavez provided Mr. May an irrevocable voting proxy to vote the shares covered by the Voting Agreement. Additionally, during the term of such agreement, Mr. Chavez agreed not to transfer the shares covered by the Voting Agreement except pursuant to certain limited exceptions. Due to the Voting Agreement, Mr. May holds voting control over the Company due to his ability to vote 58.3% of the Company’s total outstanding shares of voting stock.

Effective on November 3, 2017, the Board of Directors of the Company and the Board of Directors of Reliant Pools Inc., the Company’s wholly-owned subsidiary, each then consisting solely of Mr. Chavez, increased the number of members of the Board of Directors of each company from one to two and appointed Mr. May as a member of the Board of Directors of each company to fill the vacancy created by such vacancy.

Thereafter the Board of Directors of the Company and of Reliant Pools Inc. appointed Mr. May as the Chief Executive Officer and President of each company and concurrent therewith, Mr. Chavez resigned as a member of the Board of Directors and as the Chief Executive Officer and President of both the Company and of Reliant Pools Inc.

On November 7, 2017, Julie Hale, Don Maler, Marsha Hash, Joel Hefner, and River North Equity, LLC, each stockholders of the Company (collectively, the “Original Lock-Up Stockholders”), entered into a Lock-Up Agreement with the Company, whereby each Original Lock-Up Stockholder agreed that until November 7, 2018, he, she or it would not, directly or indirectly Transfer any of the shares that he, she or it owns (the “Shares”), except that the Original Lock-Up Stockholder could Transfer not more than 25,000 (as adjusted for any stock split, recapitalization or combination) of the Shares in any ninety (90) day period, subject to certain exceptions described in the agreement. “Transfer” means the offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

On December 3, 2018, the Original Lock-Up Stockholders entered into a Second Amendment to Lock-Up Agreement with the Company, dated December 3, 2018, and effective November 7, 2017 (the “Amended Lock-Up Agreement”), which amended the November 7, 2017 Lock-Up Agreement, as amended by the First Amendment to Lock-Up Agreement dated December 5, 2017 and effective November 7, 2017 (collectively, as amended, the “Original Lock-Up Agreement”); and (b) Robert Taylor and Alex Van De Walle, each stockholders of the Company (collectively, the “New Lock-Up Stockholders” and collectively with the Original Lock-Up Stockholders, the “Stockholders”) entered into a Lock-Up Agreement with the Company (the “New Lock-Up Agreement” and together with the Original Lock-Up Agreement, as amended, the “Lock-Ups”), whereby each Stockholder agreed that he, she or it will not, directly or indirectly Transfer of any of the shares that he, she or it owns (the “Shares”) until December 31, 2019, except that each Stockholder may Transfer not more than 25,000 of the Shares (as adjusted for any stock split, recapitalization or combination) in any ninety (90) day period, subject to certain exceptions described in the Lock-Ups, which transfers are non-cumulative and don’t carry over from one period to the next.

The Stockholders collectively hold 3,050,000 of the Company’s 14,585,000 outstanding shares of common stock and 3,050,000 of the aggregate 3,585,000 shares of common stock which the Company registered for resale in the Form S-1 Registration Statement of which this prospectus forms a part.

DESCRIPTION OF PROPERTY

We lease approximately 1,000 square feet of office space at 12343 Hymeadow Drive, Suite 3-A in Austin, Texas pursuant to a lease agreement. Effective on September 14, 2018, the Company extended its office space lease from October 1, 2018 to September 30, 2019. In connection with the extension, the Company agreed to a rental increase to $1,795 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based upon current expectations and involve risks, assumptions and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements described in the following discussion and analysis.

Plan of Operations

We had working capital of $55,398 as of September 30, 2018. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we do not anticipate the need for additional funding in order to continue our operations at their current levels, and to pay the costs associated with being a public company, for the next 12 months. We may require additional funding in the future to expand or complete acquisitions. The sources of this capital are expected to be equity investments, notes payable and advances from our stockholders, including Michael Chavez, our former CEO and director and one of our largest stockholders. Our plan for the next twelve months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise. As our business continues to grow, customer feedback will be integral in making small adjustments to improve the product and overall customer experience. In the event we require additional funding, we plan to raise that through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

RESULTS OF OPERATIONS

For the Three Months Ended September 30, 2018 Compared to the Three Months Ended September 30, 2017

We had revenue of $438,977 for the three months ended September 30, 2018, compared to revenue of $245,176 for the three months ended September 30, 2017, an increase of $193,801 or 79% from the prior period. Revenue increased mainly due to larger pools being completed during the current period compared to the prior period. We completed 6 pools during the three months ended September 30, 2018 compared to completing 3 pools during the three months ended September 30, 2017.  We recognize revenue based on the percentage that a job is complete rather than upon completion. As such total revenue recognized for each period may be different than the product of total completed pools during each period multiplied by the average pool contract price of each pool during such period, as the construction of certain pools may have started in one period and ended in another.

We had cost of goods sold of $287,232 for the three months ended September 30, 2018, compared to cost of goods sold of $183,620 for the three months ended September 30, 2017, an increase of $103,612 or 56% from the prior period, mainly due to the increase in revenues.

Cost of goods sold increased mainly the number of pools completed combined with the increase in steel cost. The expenses which attributed to the increase in cost of goods sold for the three months ended September 30, 2018, compared to the three months ended September 30, 2017, included:

Cost of Goods Sold Expense	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	Increase / (Decrease)	Percentage Change
Cost of decking	$35,239	$36,717	$(1,478)	(4.0%)
Plaster used in the construction of pools	34,719	—	34,719	100.0%
Gunite used in the construction of pools	31,494	10,258	21,236	207.0%
Pool equipment used to filter and circulate the water used in our pools	46,378	32,799	13,579	41.4%
Masonry, stone and tile installed in and around our pools and coping expenses associated therewith	54,014	32,747	21,267	64.9%
Excavation and steel expenses	48,335	19,555	28,780	147.2%
Other, including labor	37,053	51,544	(14,491)	(28.1%)
Total	$287,232	$183,620	$103,612	56.4%

Cost of goods sold represent our pool construction costs, including raw materials, outsourced labor, installed equipment, tile and coping expenses, excavation costs and permit expenses. We anticipate our cost of goods sold increasing in approximate proportion to increases in revenue and decreasing in approximate proportion to decreases in revenue, moving forward, as our cost of goods sold are factored into the price we charge for our pools and represent the cost of pool construction, the majority of which is not fixed and varies depending on the total number of pools and construction projects we complete during each period and the size and complexity of such projects. Labor costs associated with the cost of labor used in construction of pools decreased due to the general timing of plumbing and electrical services.

We had a gross margin of $151,745 for the three months ended September 30, 2018, compared to a gross margin of $61,556 for the three months ended September 30, 2017, an increase of $90,189 or 147% from the prior period due to the reasons described above. Gross margin as a percentage of revenue increased to 35% for the three months ended September 30, 2018, compared to 25% for the three months ended September 30, 2017. The increase in gross margin as a percentage of revenue was mainly due to the sale of more complex pools which result in an improved gross margin.

We had operating expenses consisting solely of general and administrative expenses of $85,985 for the three months ended September 30, 2018, compared to operating expenses consisting solely of general and administrative expenses of $106,921 for the three months ended September 30, 2017. Operating expenses decreased due to decreased legal and accounting expenditures. General and administrative expenses include the salaries of our employees, commissions and the fees paid to contract employees.

We had interest income of $18 for the three months ended September 30, 2018, compared to interest income of $7 for the three months ended September 30, 2017. Interest income was in connection with interest generated by funds the Company maintained in its savings account.

We had interest expense of $170 and $162, for the three months ended September 30, 2018 and 2017, respectively, due to interest paid in connection with the purchase of a truck used in our business, as described in greater detail under “Liquidity and Capital Resources” below.

We had net income of $65,608 for the three months ended September 30, 2018, compared to a net loss of $45,520 for the three months ended September 30, 2017, an increase of $111,128, mainly due to the decrease in general and administrative expenses and the increase in revenues, offset by the increase in cost of goods sold, each as described above.

For the Nine months Ended September 30, 2018 Compared to the Nine months Ended September 30, 2017

We had revenue of $1,093,763 for the nine months ended September 30, 2018, compared to revenue of $832,178 for the nine months ended September 30, 2017, an increase of $261,585 or 31% from the prior period. Revenue increased mainly due to larger pools being completed during the current period compared to the prior period. We completed 12 pools (1 additional pool was substantially complete) during the nine months ended September 30, 2018 compared to completing 11 pools during the nine months ended September 30, 2017.  We recognize revenue based on the percentage that a job is complete rather than upon completion. As such total revenue recognized for each period may be different than the product of total completed pools during each period multiplied by the average pool contract price of each pool during such period, as the construction of certain pools may have started in one period and ended in another.

We had cost of goods sold of $725,895 for the nine months ended September 30, 2018, compared to cost of goods sold of $574,847 for the nine months ended September 30, 2017, an increase of $151,048 or 26% from the prior period.

Cost of goods sold increased mainly due to the overall increase in pool count and complexity of the projects during the current period compared to the prior period. The expenses which attributed to the increase in cost of goods sold for the nine months ended September 30, 2018, compared to the nine months ended September 30, 2017, included:

Cost of Goods Sold Expense	For the Nine Months Ended September 30, 2018	For the Nine Months Ended September 30, 2017	Increase / (Decrease)	Percentage Change
Cost of decking	$75,011	$93,194	$(18,183)	(19.5%)
Plaster used in the construction of pools	64,861	59,209	5,652	9.5%
Gunite used in the construction of pools	97,044	60,821	36,223	59.6%
Pool equipment used to filter and circulate the water used in our pools	115,201	83,439	31,762	38.1
Masonry, stone and tile installed in and around our pools and coping expenses associated therewith	116,274	76,754	39,520	51.5%
Excavation and steel expenses	114,016	92,969	21,047	22.6%
Other, including labor	143,488	108,461	35,027	32.3%
Total	$725,895	$574,847	$151,048	26.3%

Cost of goods sold represent our pool construction costs, including raw materials, outsourced labor, installed equipment, tile and coping expenses, excavation costs and permit expenses. We anticipate our cost of goods sold increasing in approximate proportion to increases in revenue and decreasing in approximate proportion to decreases in revenue, moving forward, as our cost of goods sold are factored into the price we charge for our pools and represent the cost of pool construction, the majority of which is not fixed and varies depending on the total number of pools and construction projects we complete during each period and the size and complexity of such projects. Labor costs associated with the cost of labor used in construction of pools increased due to the increased cost of plumbing and electrical services.

We had a gross margin of $367,868 for the nine months ended September 30, 2018, compared to a gross margin of $257,331 for the nine months ended September 30, 2017, an increase of $110,537 or 43% from the prior period due to the reasons described above. Gross margin as a percentage of revenue increased from 31% for the nine months ended September 30, 2017, to 34% for the nine months ended September 30, 2018, mainly due to higher margin projects completed in the current year.

We had operating expenses consisting solely of general and administrative expenses of $268,030 for the nine months ended September 30, 2018, compared to operating expenses consisting solely of general and administrative expenses of $357,646 for the nine months ended September 30, 2017. Operating expenses decreased due to decreased payroll.  General and administrative expenses include the salaries of our employees, commissions and the fees paid to contract employees.

We had interest income of $39 for the nine months ended September 30, 2018, compared to interest income of $10 for the nine months ended September 30, 2017. Interest income was in connection with interest generated by funds the Company maintained in its savings account.

We had interest expense of $558 and $741, for the nine months ended September 30, 2018 and 2017, respectively, due to interest paid in connection with the purchase of a truck used in our business, as described in greater detail under “Liquidity and Capital Resources” below.

We had net income of $99,319 for the nine months ended September 30, 2018, compared to a net loss of $101,046 for the nine months ended September 30, 2017, an increase in net income of $200,365, mainly due to the decrease in general and administrative expenses and the increase in revenues, offset by the increase in cost of goods sold, each as described above.

For the Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

We had revenue of $1,178,054 for the year ended December 31, 2017, compared to revenue of $1,915,835 for the year ended December 31, 2016, a decrease of $737,781 or 39% from the prior period. Revenue decreased mainly due to fewer pools being completed during the current period compared to the prior period. We completed 14 pools during the year ended December 31, 2017 compared to 19 pools during the year ended December 31, 2016. The decrease was due to increased competition. We recognize revenue based on the percentage that a job is complete rather than upon completion. As such total revenue recognized for each period may be different than the product of total completed pools during each period multiplied by the average pool contract price of each pool during such period, as the construction of certain pools may have started in one period and ended in another.

We factor costs of materials, labor costs and potential contingencies into our sales contracts, which provide for our clients to pay a flat fee for the construction of our pools. Notwithstanding the flat fee required to be paid, in the event that there are cost increases outside of our control (e.g., the cost of materials increase, unique features of the clients location cause increased costs, or the client requests changes to pre-approved features during construction), we will enter into an addendum to our sales agreements increasing the price of their pool. Sales decreased for the year ended December 31, 2017 when compared to the year ended December 31, 2016 due to increased competition in our market.

We had cost of goods sold of $764,697 for the year ended December 31, 2017, compared to cost of goods sold of $1,435,726 for the year ended December 31, 2016, a decrease of $671,029 or 47% from the prior period.

Cost of goods sold decreased mainly due to fewer pools being completed during the current period compared to the prior period. The expenses which attributed to the decrease in cost of goods sold for the year ended December 31, 2017, compared to the year ended December 31, 2016, included:

Cost of Goods Sold Expense	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016	Increase / (Decrease)	Percentage Change
Cost of decking	$107,304	$172,928	$(65,624)	(37.9)%
Plaster used in the construction of pools	78,001	116,962	(38,961)	(33.3)%
Gunite used in the construction of pools	78,817	166,712	(87,895)	(52.7)%
Pool equipment used to filter and circulate the water used in our pools	119,763	189,875	(70,112)	(36.9)%
Masonry, stone and tile installed in and around our pools and coping expenses associated therewith	110,941	396,055	(285,114)	(72.0)%
Excavation and steel expenses	97,444	206,052	(108,608)	(52.7)%
Other, including labor	172,427	187,142	(14,715)	(7.3)%
Total	$764,697	$1,435,726	$(671,029)	(46.7)%

Cost of goods sold represent our pool construction costs, including raw materials, outsourced labor, installed equipment, tile and coping expenses, excavation costs and permit expenses. We anticipate our cost of goods sold increasing in approximate proportion to increases in revenue and decreasing in approximate proportion to decreases in revenue, moving forward, as our cost of goods sold are factored into the price we charge for our pools and represent the cost of pool construction, the majority of which is not fixed and varies depending on the total number of pools and construction projects we complete during each period and the size and complexity of such projects. Labor costs associated with the cost of labor used in construction of pools decreased due to the termination of in house pool labor.

We had a gross margin of $413,357 for the year ended December 31, 2017, compared to a gross margin of $480,109 for the year ended December 31, 2016, a decrease of $66,752 or 13.9% from the prior period due to the reasons described above. Gross margin as a percentage of revenue increased to 35% for the year ended December 31, 2017, compared to 25% for the year ended December 31, 2016. The increase in gross margin as a percentage of revenue was mainly due to increased efficiencies in pool construction and the renegotiation of supply contracts.

We had operating expenses consisting solely of general and administrative expenses of $446,253 for the year ended December 31, 2017, compared to operating expenses consisting solely of general and administrative expenses of $573,381 for the year ended December 31, 2016. Operating expenses decreased due to decreased legal and accounting expenditures. General and administrative expenses include the salaries of our employees, commissions and the fees paid to contract employees. We had three employees during the majority of the year ended December 31, 2017, compared to four employees during the majority of the year ended December 31, 2016. However, as sales and cash flows decreased during the quarter ended December 31, 2017, we reduced our administrative spending.

We had interest income of $14 for the year ended December 31, 2017, compared to interest income of $39 for the year ended December 31, 2016. Interest income was in connection with interest generated by funds the Company maintained in its savings account.

We had interest expense of $382 and $1,549, for the year ended December 31, 2017 and 2016, respectively, due to interest paid in connection with the purchase of a truck used in our business, as described in greater detail under “Liquidity and Capital Resources” below.

We had a net loss of $33,264 for the year ended December 31, 2017, compared to a net loss of $94,782 for the year ended December 31, 2016, a decrease in net loss of $61,518, due to the decrease in general and administrative expenses and cost of goods sold, offset by the decrease in revenues, each as described above.

Liquidity and Capital Resources

We had total assets of $241,206 as of September 30, 2018, consisting of total current assets of $225,398, which included cash of $212,398, accounts receivable of $3,000, federal income tax receivable of $10,000, and equipment, net of accumulated depreciation of $15,808. Federal income tax receivable relates to a $10,000 payment made by the Company to the United States Treasury in March 2016, in anticipation of Federal income tax the Company estimated would be owed at the end of the 2016 calendar year. There was no tax due for the years ended December 31, 2017 and 2016 and the Company currently estimates that it will not owe regular federal income tax for the year ended December 31, 2018 and has recorded the payment as an asset as of September 30, 2018.

We had total liabilities of $178,780 as of September 30, 2018, which included total current liabilities of $170,000, consisting of accounts payable and accrued liabilities of $56,314, billings in excess of costs and estimated earnings on uncompleted jobs of $102,760, current portion of long-term note payable of $5,926 and $5,000 of related party advances relating to amounts advanced to the Company by Michael Chavez, the Company’s former Chief Executive Officer, which amount is due on demand, unsecured and has no stated interest rate, and long-term liabilities consisting of long-term note payable of $8,780, representing amounts owed in connection with the purchase of a truck used in our business.

We had working capital of $55,398 as of September 30, 2018, compared to a working capital deficit of $44,534 as of December 31, 2017.

We had $198,424 of net cash provided by operating activities for the nine months ended September 30, 2018, which was mainly due to net income of $99,319, $15,088 of increase in costs in excess of billings, $66,299 of increase in billings in excess of costs and estimated earnings on uncompleted contracts, and $15,067 of increase in accounts payable and accrued liabilities.

We had $4,278 of net cash used in financing activities for the nine months ended September 30, 2018, which was due to payments on note payable.

As of September 30, 2018, we owed $5,926 in current portion of, and $8,780 of long-term portion of, note payable, in connection with our purchase of a Ford F-150 truck for work purposes. The note payable accrues interest at the rate of 4.35% per annum and requires that we pay $537 per month until February 2021.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority stockholders. Additional financing may not be available on favorable terms, if at all.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then stockholders. Financing may not be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding and/or obtain revenues sufficient to support our expenses, we may be forced to curtail or abandon our business operations, and any investment in the Company could become worthless.

Critical Accounting Policies:

Emerging Growth Company. Section 107 of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Revenue Recognition

On January 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers (“new revenue standard”) to all contracts using the modified retrospective method. The adoption of the new revenue standard had no material impact on our condensed consolidated financial statements as it did not require a change in revenue recognition. As such, comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Our contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct.

Performance Obligations Satisfied Over Time

Revenue for our contracts that satisfy the criteria for over time recognition is recognized as the work progresses. The majority of our revenue is derived from construction contracts and projects that typically span between 4 to 12 months. Our construction contracts will continue to be recognized over time because of the continuous transfer of control to the customer as all of the work is performed at the customer’s site and, therefore, the customer controls the asset as it is being constructed. Contract costs include labor, material, and indirect costs.

Performance Obligations Satisfied at a Point in Time

Revenue for our contracts that do not satisfy the criteria for over time recognition is recognized at a point in time. Substantially all of our revenue recognized at a point in time is for work performed for pool maintenance or repairs. Unlike our construction contracts that use a cost-to-cost input measure for performance, the pool maintenance or repairs utilize an output measure for performance based on the completion of a unit of work. The typical time frame for completion of these services is less than one month. Upon fulfillment of the performance obligation, the customer is provided an invoice (or equivalent) demonstrating transfer of control or completion of service to the customer. We believe that point in time recognition remains appropriate for these contracts and will continue to recognize revenues upon completion of the performance obligation and issuance of an invoice.

Contract modifications are routine in the performance of our contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct, and, therefore, are accounted for as part of the existing contract.

Backlog

On September 30, 2018, we had approximately $560,000 of remaining performance obligations on our construction contracts, which we also refer to as backlog. We expect to recognize our backlog as revenue during the remainder of 2018.

Contract Estimates

Accounting for long-term contracts and programs involves the use of various techniques to estimate total contract revenue and costs. For long-term contracts, we estimate the profit on a contract as the difference between the total estimated revenue and expected costs to complete a contract and recognize that profit over the life of the contract.

Contract estimates are based on various assumptions to project the outcome of future events. These assumptions include labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors.

Variable Consideration

Transaction price for our contracts may include variable consideration, which includes increases to transaction price for approved and unapproved change orders, claims and incentives, and reductions to transaction price for liquidated damages. Change orders, claims and incentives are generally not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as a modification of the existing contract and performance obligation. We estimate variable consideration for a performance obligation at the most likely amount to which we expect to be entitled (or the most likely amount we expect to incur in the case of liquidated damages), utilizing estimation methods that best predict the amount of consideration to which we will be entitled (or will be incurred in the case of liquidated damages). We include variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and determination of whether to include estimated amounts in transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us. The effect of variable consideration on the transaction price of a performance obligation is recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders and claims reflected in transaction price (or excluded from transaction price in the case of liquidated damages) are not resolved in our favor, or to the extent incentives reflected in transaction price are not earned, there could be reductions in, or reversals of, previously recognized revenue. No adjustment on any one contract was material to our consolidated financial statements for the three and nine months ended September 30, 2018, and September 30, 2017.

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts (contract assets) on the consolidated balance sheet. On our construction contracts, amounts are billed as work progresses in accordance with agreed-upon contractual terms, either at periodic intervals (e.g., biweekly or monthly) or upon achievement of contractual milestones. Generally, billing occurs prior to revenue recognition, resulting in contract liabilities. These assets and liabilities are reported on the consolidated balance sheet on a contract-by-contract basis at the end of each reporting period.

Accounts Receivable and Allowances. The Company does not charge interest to its customers and carries its customers’ receivables at their face amounts, less an allowance for doubtful accounts. Included in accounts receivable are balances billed to customers pursuant to retainage provisions in certain contracts that are due upon completion of the contract and acceptance by the customer, or earlier as provided by the contract. Based on the Company’s experience in recent years, the majority of customer balances at each balance sheet date are collected within twelve months. As is common practice in the industry, the Company classifies all accounts receivable, including retainage, as current assets. The contracting cycle for certain long-term contracts may extend beyond one year, and accordingly, collection of retainage on those contracts may extend beyond one year.

The Company grants trade credit, on a non-collateralized basis (with the exception of lien rights against the property in certain cases), to its customers and is subject to potential credit risk related to changes in business and overall economic activity. The Company analyzes specific accounts receivable balances, historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In the event that a customer balance is deemed to be uncollectible, the account balance is written-off against the allowance for doubtful accounts.

Classification of Construction Contract-related Assets and Liabilities. Costs and estimated earnings in excess of billings on uncompleted contracts are presented as a current asset in the accompanying consolidated balance sheets, and billings in excess of costs and estimated earnings on uncompleted contracts are presented as a current liability in the accompanying consolidated balance sheets. The Company’s contracts vary in duration, with the duration of some larger contracts exceeding one year. Consistent with industry practices, the Company includes the amounts realizable and payable under contracts, which may extend beyond one year, in current assets and current liabilities. The vast majority of these balances are settled within one year.

CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS

 Except as discussed below, or otherwise disclosed above under “Executive and Director Compensation”, there have been no transactions since January 1, 2016, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end, for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

From January 2016 to September 2016, we sold 885,000 shares of restricted common stock for $44,250, or $0.05 per share in a private offering pursuant to a private placement memorandum. Purchasers in the offering include Lilia Chavez, the mother of Michael Chavez (10,000 shares for $500), Alexander Spohn, the adult son of Becky Spohn, our former Controller (5,000 shares for $250), and Phyllis Laws, the mother of Becky Spohn, our former Controller (5,000 shares for $250).

During year ended December 31, 2016, the Company paid for $10,117 of raw materials associated with the construction of the personal swimming pool of Michael Chavez, the Company’s then Chief Executive Officer and then sole director. Mr. Chavez had not reimbursed the Company for the materials purchased, which is shown as accounts receivable, related party, as of December 31, 2016. During the year ended December 31, 2017, the Company paid for $5,064 of raw materials associated with the construction of the personal swimming pool of Michael Chavez. During the year ended December 31, 2017, Mr. Chavez advanced the Company $2,000 which was applied to the amount receivable from Mr. Chavez. Effective May 18, 2017, the Company’s Board of Directors approved a resolution authorizing the Company to classify the cost of the construction of the personal pool of Michael Chavez, CEO, net of the advance, as compensation of $13,181.

During the year ended December 31, 2017, Mr. Chavez advanced $5,000 to the Company. The advance is due on demand, unsecured and has no stated interest rate.

During the year ended December 31, 2017 and 2016, the Company paid a company owned by a stockholder $1,890 and $5,927, respectively, for tile and masonry services.

During the year ended December 31, 2016, the Company obtained general liability insurance through a brokerage owned by a stockholder. Amounts paid to the brokerage were $17,259.

Effective on November 3, 2017, Michael Chavez (our former Chief Executive Officer, President and sole director), entered into a Voting Agreement with Elijah May (our current Chief Executive Officer, President and sole director).

Pursuant to the Voting Agreement, Mr. Chavez provided complete authority to Mr. May to vote the 4,000,000 shares of common stock which Mr. Chavez then held (and any other securities of the Company obtained by Mr. Chavez in the future) at any and all meetings of stockholders of the Company and via any written consents. Those 4,000,000 shares represent 27.4% of the Company’s common stock and together with the 4,500,000 shares held by Mr. May prior to the parties’ entry into the Voting Agreement, constitute 58.3% of the Company’s total outstanding shares of common stock. The Voting Agreement has a term of ten years, through November 3, 2027, but can be terminated at any time by Mr. May and terminates automatically upon the death of Mr. May. In connection with his entry into the Voting Agreement, Mr. Chavez provided Mr. May an irrevocable voting proxy to vote the shares covered by the Voting Agreement. Additionally, during the term of such agreement, Mr. Chavez agreed not to transfer the shares covered by the Voting Agreement except pursuant to certain limited exceptions.

On November 7, 2017, Julie Hale, Don Maler, Marsha Hash, Joel Hefner, and River North Equity, LLC, each stockholders of the Company (collectively, the “Original Lock-Up Stockholders”), entered into a Lock-Up Agreement with the Company, whereby each Original Lock-Up Stockholder agreed that until November 7, 2018, he, she or it would not, directly or indirectly Transfer any of the shares that he, she or it owns (the “Shares”), except that the Original Lock-Up Stockholder could Transfer not more than 25,000 (as adjusted for any stock split, recapitalization or combination) of the Shares in any ninety (90) day period, subject to certain exceptions described in the agreement. “Transfer” means the offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

On December 3, 2018, the Original Lock-Up Stockholders entered into a Second Amendment to Lock-Up Agreement with the Company, dated December 3, 2018, and effective November 7, 2017 (the “Amended Lock-Up Agreement”), which amended the November 7, 2017 Lock-Up Agreement, as amended by the First Amendment to Lock-Up Agreement dated December 5, 2017 and effective November 7, 2017 (collectively, as amended, the “Original Lock-Up Agreement”); and (b) Robert Taylor and Alex Van De Walle, each stockholders of the Company (collectively, the “New Lock-Up Stockholders” and collectively with the Original Lock-Up Stockholders, the “Stockholders”) entered into a Lock-Up Agreement with the Company (the “New Lock-Up Agreement” and together with the Original Lock-Up Agreement, as amended, the “Lock-Ups”), whereby each Stockholder agreed that he, she or it will not, directly or indirectly Transfer of any of the shares that he, she or it owns (the “Shares”) until December 31, 2019, except that each Stockholder may Transfer not more than 25,000 of the Shares (as adjusted for any stock split, recapitalization or combination) in any ninety (90) day period, subject to certain exceptions described in the Lock-Ups, which transfers are non-cumulative and don’t carry over from one period to the next.

The Stockholders collectively hold 3,050,000 of the Company’s 14,585,000 outstanding shares of common stock and 3,050,000 of the aggregate 3,585,000 shares of common stock which the Company registered for resale in the Form S-1 Registration Statement of which this prospectus forms a part.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by our sole director. In connection with the approval of the transactions described above, our sole director took into account various factors, including his fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors. On a moving forward basis, our sole director will continue to approve any related party transaction based on the criteria set forth above.

Conflict of Interest

The officers and directors (consisting solely of Mr. May) of the Company are not involved in other business activities but may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 70,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). We have 14,585,000 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Directors are appointed by a plurality of the votes present at any special or annual meeting of stockholders (by proxy or in person), and a majority of the votes present at any special or annual meeting of stockholders (by proxy or in person) shall determine all other matters. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.

Dividend Rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.

Liquidation. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Other Rights. All of our outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Additionally, while it is not possible to state the actual effect of the issuance of any additional shares of Preferred Stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of any additional shares of Preferred Stock, such rights may be superior to those associated with our common stock, and may include:

○	Restricting dividends on the common stock;

○	Rights and preferences including dividend and dissolution rights, which are superior to our common stock;

○	Diluting the voting power of the common stock;

○	Impairing the liquidation rights of the common stock; or

○	Delaying or preventing a change in control of the Company without further action by the stockholders.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation or bylaws. We have such a provision in our Articles of Incorporation, as amended and Bylaws, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

No established public trading market exists for our common stock and our common stock has never been quoted on any market or exchange. There is not currently any common stock that is being, or has been proposed to be, publicly offered. We are currently in the process of applying, through a market maker, with FINRA, for approval to quote our common stock on the OTCQB Market. There may not be a market for our securities in the future. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Holders of Our Common Stock and Preferred Stock

As of January 25, 2019, we had 14,585,000 shares of common stock outstanding, held by 42 stockholders of record, no shares of Preferred Stock issued or outstanding.

Dividends

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors (currently consisting solely of Mr. May) will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;
2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan Information

We have no equity compensation plans or outstanding options or restricted stock.

SELLING STOCKHOLDERS

This prospectus relates to the resale of 3,585,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. The selling stockholders are not broker/dealers and/or affiliated with a broker/dealer. Except as described in footnotes below, the selling stockholders have not had a material relationship with us, our predecessors or affiliates during the past three years.

Selling Stockholder	Common Stock Beneficially Owned Before Resale		Amount Offered		Shares Beneficially Owned After Resale (1)	Percentage Owned After Offering
Adrian Alvarez	5,000	(2)	5,000		—	—
Alex Vandewalle	200,000	(2)	200,000	*	—	—
Alexander Spohn (a)	5,000	(2)	5,000		—	—
Andrew Vasquez	5,000	(2)	5,000		—	—
Angela Murcia	5,000	(2)	5,000		—	—
Arturo Barraza	5,000	(2)	5,000		—	—
CN Capital, LLC (b)	5,000	(2)	5,000		—	—
Dana and Linda Adelgren	10,000	(2)	10,000		—	—
Daniel Kolas (c)	5,000	(2)	5,000		—	—
Don Maler	700,000	(3)	700,000	*	—	—
Donald Ross	10,000	(2)	10,000		—	—
Elvia Saenz	5,000	(2)	5,000		—	—
James Brock	5,000	(2)	5,000		—	—
Joel Allen	5,000	(2)	5,000		—	—
Joel Heffner (d)	450,000	(4)	450,000	*	—	—
Jude Samson	5,000	(2)	5,000		—	—
Julie Hale	500,000	(3)	500,000	*	—	—
Khoi Nguyen	10,000	(2)	10,000		—	—
Lilia Chavez (e)	10,000	(2)	10,000		—	—
Marcillino Acosta	50,000	(4)	50,000		—	—
Marlon Irias	10,000	(2)	10,000		—	—
Marsha Hash	500,000	(3)	500,000	*	—	—
Martin Clawson Jr. and Eva Clawson	10,000	(2)	10,000		—	—
Matthew Greiner	50,000	(2)	50,000		—	—
Matthew Mena	20,000	(2)	20,000		—	—
Michael Hale	50,000	(2)	50,000		—	—
Michael Miller	5,000	(2)	5,000		—	—
Michelle Stafford	5,000	(2)	5,000		—	—
Paul Guerrero	5,000	(2)	5,000		—	—
Phyllis Laws (f)	5,000	(2)	5,000		—	—
Rene Martinez	100,000	(2)	100,000		—	—
River North Equity (g)	500,000	(3)	500,000	*	—	—
Robert Taylor	200,000	(2)	200,000	*	—	—
Roehelen Giselle Arias Garcia	5,000	(2)	5,000		—	—
Ronald Schuler	10,000	(2)	10,000		—	—
Sara Johnson	5,000	(2)	5,000		—	—
Sergio Sierra	100,000	(2)	100,000		—	—
Shahnil Merchant	5,000	(2)	5,000		—	—
Zachary Hirsch	5,000	(2)	5,000		—	—
	3,585,000		3,585,000

*	Shares subject to the terms of a Lock-Up, described in greater detail above under “Description of Business” – “Material Events”, which prohibits the transfer, directly or indirectly of any of the shares until December 31, 2019, except that each stockholder may transfer not more than 25,000 of the shares (as adjusted for any stock split, recapitalization or combination) in any ninety (90) day period, subject to certain exceptions described in the Lock-Ups, which transfers are non-cumulative and don’t carry over from one period to the next.

(1)	Assuming the sale of all shares registered in the registration statement, of which this prospectus forms a part.

(2)	All shares were purchased from the Company at $0.05 per share pursuant to private placements between January and September 2016.

(3)	All shares were purchased from the Company at $0.001 per share pursuant to private placements in May 2014.

(4)	All shares were issued by the Company in consideration for services rendered on May 20, 2014, valued at $0.001 per share.

(a)	Alexander Spohn is the adult son of Becky Spohn, our former Controller.

(b)	Eilon Natan, is the beneficial owner of the shares held in the name of CN Capital, LLC and also serves as the President of such entity.

(c)	Deceased. Shares are currently held by Mr. Kolas’ estate, heirs or descendants.

(d)	Our non-executive Vice President.

(e)	Lilia Chavez is the mother of Michael Chavez, our former President and former sole director.

(f)	Phyllis Laws is the mother of Becky Spohn, our former Controller.

(g)	Ed Liceaga, is the beneficial owner of the shares held in the name of River North Equity and also serves as the President of such entity.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this prospectus, there are 14,585,000 shares of common stock issued and outstanding. A total of 3,585,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops. Additionally, 11,000,000 shares of our currently issued and outstanding common stock which are not being registered pursuant to the registration statement of which this prospectus forms a part, will constitute “restricted securities” as that term is defined by Rule 144 of the Securities Act of 1933, as amended (the “Act”) and bear appropriate legends, restricting transferability. The Company may also raise capital in the future by issuing additional restricted shares to investors.

“Restricted securities” may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. Assuming we are not deemed to be a “shell company” in the future and we otherwise meet the requirements of Rule 144, including our status as a “reporting company”, a person (or persons whose shares are aggregated) who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months previously in the event we are current in our reporting obligations with the Commission), would be entitled to sell such securities without restrictions. A person who may be deemed our affiliate, who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months previously in the event we are current in our reporting obligations with the Commission), would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of the Company’s common stock. Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

In the event we become a “shell company” in the future, under Rule 144, no sales of our “restricted securities” would be eligible to be made pursuant to Rule 144 until we comply with the requirements of Rule 144 relating to “shell companies” which require that we cease being a “shell company”, are subject to Section 13 or 15(d) of the Exchange Act, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 3,585,000 shares of common stock on behalf of the selling stockholders.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares of common stock quoted on the OTCQB Market, a national securities exchange or the NASDAQ trading market, investors should consider any secondary market for the Company’s securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Illinois, Kentucky, Louisiana, Montana, New York, Pennsylvania, and Tennessee.

Market for our Shares

There is no current market for our securities. We are currently in the process of applying, through a market maker, with FINRA, for approval to quote our common stock on the OTCQB Market. There may not be a market for our securities in the future. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

The securities quoted on the OTCQB Market are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

If our shares are quoted on the OTCQB Market in the future, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-exchange listed, non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 (not including the value of the individual’s principal residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in sales in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

●	Not engage in any stabilization activities in connection with our common stock;
●	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer; and
●	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock covered by this prospectus will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements included below are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Reliant Holdings, Inc. are filed as part of this prospectus.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

Reliant Holdings, Inc. and Subsidiary

 Financial Statements

Reliant Holdings, Inc. and Subsidiary

 Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$212,398	$18,252
Accounts receivable	3,000	570
Federal income tax receivable	10,000	10,000
Earnings in excess of billings and estimated earnings on uncompleted contracts	—	15,088
Total current assets	225,398	43,910

Equipment, net of accumulated depreciation of $19,118 and $14,037 September 30, 2018 and December 31, 2017, respectively	15,808	20,889
Total Assets	$241,206	$64,799

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$56,314	$41,247
Billings in excess of costs and estimated earnings on uncompleted contracts	102,760	36,461
Current portion of note payable	5,926	5,736
Due to related party	5,000	5,000

Total current liabilities	170,000	88,444

Long-term note payable, net of current portion	8,780	13,248

Total Liabilities	178,780	101,692

Commitments

Stockholders’ Equity (Deficit)
Common stock, 70,000,000 shares authorized, $0.001 par value, 14,585,000 issued and outstanding as of September 30, 2018 and December 31, 2017	14,585	14,585
Additional paid-in capital	43,365	43,365
Retained earnings (Accumulated deficit)	4,476	(94,843)
Total Stockholders’ Equity (Deficit)	62,426	(36,893)
Total Liabilities and Stockholders’ Equity (Deficit)	$241,206	$64,799

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$438,977	$245,176	$1,093,763	$832,178
Cost of goods sold	(287,232)	(183,620)	(725,895)	(574,847)
Gross Margin	151,745	61,556	367,868	257,331

Operating Expenses
General and administrative	85,985	106,921	268,030	357,646

Total Operating Expenses	(85,985)	(106,921)	(268,030)	(357,646)

Income (Loss) From Operations	65,760	(45,365)	99,838	(100,315)

Other income / (expense)
Interest income	18	7	39	10
Interest expense	(170)	(162)	(558)	(741)

Total other income (expense)	(152)	(155)	(519)	(731)

Income (Loss) before income taxes	65,608	(45,520)	99,319	(101,046)

Provision for Income Tax	—	—	—	—

Net Income (Loss)	$65,608	$(45,520)	$99,319	$(101,046)

Net Income (Loss) Per Share - Basic and Diluted	$0.00	$(0.00)	$0.01	$(0.01)

Weighted Average Common Shares Outstanding	14,585,000	14,585,000	14,585,000	14,585,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended
	September 30,
	2018	2017
Operating Activities
Net income (loss)	$99,319	$(101,046)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,081	5,081
Accounts receivable, related party converted to compensation	—	13,181
Changes in operating assets and liabilities:
Accounts receivable	(2,430)	6,220
Costs in excess of billings	15,088	357
Billings in excess of costs and estimated earnings on uncompleted contracts	66,299	44,202
Accounts payable and accrued liabilities	15,067	1,674

Net Cash Provided by (Used In) Operating Activities	198,424	(30,331)

Financing Activities
Payments on note payable	(4,278)	(4,096)
Proceeds on related party advances	—	5,000
Net Cash Provided By (Used In) Financing Activities	(4,278)	904

Net change in Cash	194,146	(29,427)
Cash - Beginning of Period	18,252	42,673
Cash - End of Period	$212,398	$13,246

Supplemental Disclosures
Interest paid	$956	$508
Income taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

For the three and nine months ended September 30, 2018 and 2017

Note 1. The Company and Summary of Significant Accounting Policies

The Company

Reliant Holdings, Inc. (the “Company”) was formed as a Nevada corporation on May 19, 2014. On May 23, 2014, Reliant Holdings, Inc., along with Reliant Pools, Inc., formerly Reliant Pools, G.P., which was formed in September 2013 (“Reliant Pools”) and the stockholders of Reliant Pools, entered into an Agreement for the Exchange of common stock whereby Reliant Pools, Inc. became a wholly-owned subsidiary of Reliant Holdings, Inc. Reliant Holdings, Inc. designs, and installs swimming pools. The Company is headquartered in Austin, Texas.

BASIS OF PRESENTATION

The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The consolidated financial statements and related disclosures as of September 30, 2018 are unaudited, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. In our opinion, these unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the results for the interim periods. These unaudited financial statements should be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2017 and 2016 included in our Annual Report on Form 10-K, filed with the SEC on April 13, 2018. The results of operations for the three and nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the full year.

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-9, “Revenue from Contracts with Customers.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-9 by one year. As a result, the amendments in ASU 2014-9 are effective for public companies for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Additional ASUs have been issued that are part of the overall new revenue guidance, including: ASU No. 2016-8, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Identifying Performance Obligations and Licensing,” and ASU 2016-12, “Narrow Scope Improvements and Practical Expedients.”

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. The new model requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time for each of these obligations. We adopted the requirements of the new standard effective January 1, 2018 and used the modified retrospective adoption approach.

The impact to our results is not material because the analysis of our contracts under the new revenue recognition standard supports the recognition of revenue over time under the cost-to-cost method of our construction contracts, which is consistent with our current revenue recognition model. Our construction contracts will continue to be recognized over time because of the continuous transfer of control to the customer as all of the work is performed at the customer’s site and therefore, the customer controls the asset as it is being constructed. Under the new standard, the cost-to-cost measure of progress continues to best depict the transfer of control of assets to the customer, which occurs as we incur costs. In addition, the number of performance obligations under the new standard is not materially different from our contract segments under the existing standard. Lastly, the accounting for the estimate of variable consideration is not materially different compared to our current practice.

Note 2. Accounts Receivable

Accounts receivable consisted of the following:

	September 30,	December 31,
	2018	2017
Contract receivables	$3,000	$570
Less: Allowance for doubtful accounts	—	—
	$3,000	$570

The Company recognized bad debt expense of $0 and $0 respectively, during the nine months ended September 30, 2018 and 2017.

Note 3. Contracts in Process

The net asset (liability) position for contracts in process consisted of the following:

	September 30,	December 31,
	2018	2017
Costs on uncompleted contracts	$91,212	$56,032
Estimated earnings	44,925	27,598
	136,137	83,630
Less: Progress billings	(238,897)	(105,003)
	$(102,760)	$(21,373)

The net asset (liability) position for contracts in process is included in the accompanying consolidated balance sheets as follows:

	September 30,	December 31,
	2018	2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$—	$15,088
Billings in excess of costs and estimated earnings on uncompleted contracts	(102,760)	(36,461)
	$(102,760)	$(21,373)

Note 4. Concentration of Risk

The Company had gross revenue of $1,093,763 and $832,178 for the nine months ended September 30, 2018 and 2017, respectively. The Company had 3 customers representing more than 10% of gross revenue, and combined 34% of revenue for the nine months ended September 30, 2018.

Note 5. Commitments

The Company leases approximately 1,000 square feet of office space in Austin, Texas. The lease was to expire in September 2017 with a monthly rent of $1,695. On September 5, 2017 and effective on September 30, 2017, the Company extended its office space lease from October 1, 2017 to September 30, 2018. In connection with the extension, the Company agreed to a rental increase to $1,745 per month.

Lease expense was $16,805 and $15,857 for the nine months ended September 30, 2018 and 2017, respectively.

Effective on September 14, 2018, the Company extended its office space lease from October 1, 2018 to September 30, 2019. In connection with the extension, the Company agreed to a rental increase to $1,795 per month.

Note 6. Related Party Transactions

During the year ended December 31, 2017, Mr. Chavez advanced $5,000 to the Company. The advance is due on demand, unsecured and has no stated interest rate.

Note 7. Long Term Debt

	September 30,	December 31,
	2018	2017
Term note with a bank secured by truck, payable in monthly installments of $537, including interest at 4.35% through February 11, 2021	$14,706	$18,985
Total long-term debt	14,706	18,985
Less: current portion	(5,926)	(5,737)
Long-term debt net of current portion	$8,780	$13,248

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Reliant Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Reliant Holdings, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ LBB & Associates Ltd., LLP

We have served as the Company’s auditor since 2016.

Houston, Texas

April 13, 2018

Reliant Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash	$18,252	$42,673
Accounts receivable	570	9,284
Federal income tax receivable	10,000	10,000
Earnings in excess of billings and estimated earnings on uncompleted contracts	15,088	357
Due from Related Party	—	10,117

Total current assets	43,910	72,431

Equipment, net of accumulated depreciation of $14,037 and $7,262 at December 31, 2017 and 2016, respectively	20,889	27,664

Total Assets	$64,799	$100,095

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$41,247	$40,754
Billings in excess of costs and estimated earnings on uncompleted contracts	36,461	38,494
Current portion of note payable	5,736	5,492
Due to related party	5,000	—
Total current liabilities	88,444	84,740

Long-term note payable, net of current portion	13,248	18,984

Total Liabilities	101,692	103,724

Commitments

Stockholders’ Equity (Deficit)

Common stock, 70,000,000 shares authorized, $.001 par value, 14,585,000 issued and outstanding as of December 31, 2017 and December 31, 2016	14,585	14,585
Additional paid-in capital	43,365	43,365
Accumulated deficit	(94,843)	(61,579)

Total Stockholders’ Equity (Deficit)	(36,893)	(3,629)

Total Liabilities and Stockholders’ Equity (Deficit)	$64,799	$100,095

The accompanying notes are an integral part of these consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

Consolidated Statements of Operations

	For the years ended
	December 31,
	2017	2016
Revenue	$1,178,054	$1,915,835
Cost of goods sold	764,697	(1,435,726)
Gross Margin	413,357	480,109

Operating Expenses
General and administrative	446,253	573,381

Total Operating Expenses	(446,253)	(573,381)

Loss From Operations	(32,896)	(93,272)

Other income / (expense)
Interest income	14	39
Interest expense	(382)	(1,549)

Total other income (expense)	(368)	(1,510)

Loss before income taxes	(33,264)	(94,782)

Provision for Income Tax

Net Loss	$(33,264)	$(94,782)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Common Shares Outstanding	14,585,000	14,892,650

The accompanying notes are an integral part of these consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

 Consolidated Statements of Stockholders’ Equity (Deficit)

For the years ended December 31, 2017 and 2016

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Subscription
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Receivable	Total

Balance December 31, 2015	—	$—	14,400,000	$14,400	$—	$33,203	$(1,200)	$46,403

Sale of common stock	—	—	885,000	885	43,365	—	—	44,250
Collections on subscription receivable	—	—	—	—	—	—	500	500
Cancellation of subscribed shares	—	—	(700,000)	(700)	—	—	700	—
Net loss	—	—	—	—	—	(94,782)	—	(94,782)
Balance December 31, 2016	—	—	14,585,000	14,585	43,365	(61,579)	—	(3,629)

Net loss	—	—	—	—	—	(33,264)	—	(33,264)
Balance December 31, 2017	—	$—	14,585,000	$14,585	$43,365	$(94,843)	$—	$(36,893)

The accompanying notes are an integral part of these consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the years ended
	December 31,
	2017	2016
Operating Activities
Net loss	$(33,264)	$(94,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,775	6,631
Note receivable related party converted to compensation	13,181	—
Changes in operating assets and liabilities:
Accounts Receivable	5,650	(7,784)
Federal income tax receivable	—	(10,000)
Costs in excess of billings	(14,731)	30,671
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,033)	(90,207)
Accounts payable and accrued liabilities	493	(3,091)

Net Cash Used In Operating Activities	(23,929)	(168,562)

Investing Activities
Accounts receivable, related party	—	(10,117)
Net Cash Used in Investing Activities	—	(10,117)

Financing Activities
Payments on note payable	(5,492)	(9,398)
Proceeds on subscription receivable	—	500
Proceeds on related party advances	5,000	—
Proceeds from sale of common stock, net	—	44,250
Net Cash Provided By (Used in) Financing Activities	(492)	35,352

Net change in Cash	(24,421)	(143,327)
Cash - Beginning of Period	42,673	186,000
Cash - End of Period	$18,252	$42,673

Supplemental Disclosures
Interest paid	$956	$942
Income taxes paid	$—	$10,000

Non Cash Transactions:
Cancellation of subscribed shares	$—	$700
Note payable for purchase of truck	$—	$34,366

The accompanying notes are an integral part of these consolidated financial statements.

Reliant Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

Note 1. The Company and Summary of Significant Accounting Policies

The Company

Reliant Holdings, Inc. (the “Company”) was formed as a Nevada corporation on May 19, 2014. On May 23, 2014, Reliant Holdings, Inc., along with Reliant Pools, Inc., formerly Reliant Pools, G.P., which was formed in September 2013 (“Reliant Pools”) and the stockholders of Reliant Pools, entered into an Agreement for the Exchange of common stock whereby Reliant Pools, Inc. became a wholly-owned subsidiary of Reliant Holdings, Inc. Reliant Holdings, Inc. designs, and installs swimming pools. The Company is headquartered in Austin, Texas.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income taxes and liabilities are determined based on the difference between financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting. Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term based on either input (e.g., costs incurred under the cost-to-cost method) or output (e.g., units delivered under the units-of-delivery method), as appropriate under the circumstances.

Revenues from the Company’s construction services are performed under fixed-price, time-and-equipment, time-and- materials, unit-price, and cost-plus fee contracts. For fixed-price contracts, the Company uses the ratio of cost incurred to date on the contract (excluding uninstalled direct materials) to management’s estimate of the contract’s total cost, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract cost includes all direct costs on contracts, including labor and material, subcontractor costs and those indirect costs related to contract performance, such as supplies, fuel, tool repairs and depreciation. The Company recognizes revenues from construction services with fees based on time-and-materials, unit prices, or cost-plus fee as the services are performed and amounts are earned.

Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions and final contract settlements are factors that influence management’s assessment of total contract value and the total estimated costs to complete those contracts and therefore, the Company’s profit recognition. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized in contract costs in the period in which the revisions are determined. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the possible loss was identified. If contracts include contract incentives or bonuses, they are included in estimated contract revenues only when the achievement of such incentives or bonuses is reasonably certain.

A change order is a modification to a contract that changes the provisions of the contract, typically resulting from changes in scope, specifications, design, manner of performance, facilities, equipment, materials, sites, or period of completion of the work under the contract. A claim is an amount in excess of the agreed-upon contract price that the Company seeks to collect from its clients or others for client-caused delays, errors in specifications and designs, contract terminations, change orders that are either in dispute or are unapproved as to both scope and price, or other causes. Costs related to change orders and claims are recognized when incurred. Revenue from a change order is included in total estimated contract revenue when it is probable that the change order will result in an addition to contract value and can be reliably estimated. Revenue from a claim is included in total estimated contract revenues, only to the extent that contract costs related to the claim have been incurred, when it is probable that the claim will result in an addition to contract value which can be reliably estimated. No profit is recognized on a claim until final settlement occurs.

The Company recognizes revenue from the design and installation of swimming pools.

Accounts Receivable and Allowances

The Company does not charge interest to its customers and carries its customer receivables at their face amounts, less an allowance for doubtful accounts. Included in accounts receivable are balances billed to customers pursuant to retainage provisions in certain contracts that are due upon completion of the contract and acceptance by the customer, or earlier as provided by the contract. Based on the Company’s experience in recent years, the majority of customer balances at each balance sheet date are collected within twelve months. As is common practice in the industry, the Company classifies all accounts receivable, including retainage, as current assets. The contracting cycle for certain long-term contracts may extend beyond one year, and accordingly, collection of retainage on those contracts may extend beyond one year.

The Company grants trade credit, on a non-collateralized basis (with the exception of lien rights against the property in certain cases), to its customers and is subject to potential credit risk related to changes in business and overall economic activity. The Company analyzes specific accounts receivable balances, historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In the event that a customer balance is deemed to be uncollectible, the account balance is written-off against the allowance for doubtful accounts.

Classification of Construction Contract-related Assets and Liabilities

Costs and estimated earnings in excess of billings on uncompleted contracts are presented as a current asset in the accompanying consolidated balance sheets, and billings in excess of costs and estimated earnings on uncompleted contracts are presented as a current liability in the accompanying consolidated balance sheets. The Company’s contracts vary in duration, with the duration of some larger contracts exceeding one year. Consistent with industry practices, the Company includes the amounts realizable and payable under contracts, which may extend beyond one year, in current assets and current liabilities. The vast majority of these balances are settled within one year.

Equipment

Equipment, consisting mainly of a truck, is stated at cost. The Company depreciates the cost of equipment using the straight- line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period. The cost of maintenance and repairs is charged to operations as incurred; significant renewals improvements are capitalized. Depreciation expense was approximately $1,700 and $100 in 2017 and 2016, respectively. The estimated useful life of the truck is five years.

Fair Value of Financial Instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, the Company is permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. The Company elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC 820, the Company implemented guidelines relating to the disclosure of the Company’s methodology for periodic measurement of the Company’s assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

The carrying amounts of cash, accounts receivable, trade accounts payable, and other accrued expenses approximate fair value because of the short maturity of those instruments.

Earnings Per Share

In accordance with accounting guidance now codified as ASC Topic 260, “Earnings per Share,” basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

New Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-9, “Revenue from Contracts with Customers.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-9 by one year. As a result, the amendments in ASU 2014-9 are effective for public companies for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Additional ASUs have been issued that are part of the overall new revenue guidance, including: ASU No. 2016-8, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Identifying Performance Obligations and Licensing,” and ASU 2016-12, “Narrow Scope Improvements and Practical Expedients.”

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. The new model requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time for each of these obligations. Based on the Company’s evaluation, the Company will adopt the requirements of the new standard effective January 1, 2018 and intend to use the modified retrospective adoption approach.

The impact to the Company’s results is not material because the analysis of the Company’s contracts under the new revenue recognition standard supports the recognition of revenue over time under the cost-to-cost method for the Company’s construction contracts, which is consistent with the Company’s current revenue recognition model. The Company’s construction contracts will continue to be recognized over time because of the continuous transfer of control to the customer as all of the work is performed at the customer’s site and therefore, the customer controls the asset as it is being constructed. Under the new standard, the cost-to-cost measure of progress continues to best depict the transfer of control of assets to the customer, which occurs as the Company incurs costs. In addition, the number of performance obligations under the new standard is not materially different from the Company’s contract segments under the existing standard. Lastly, the accounting for the estimate of variable consideration is not materially different compared to the Company’s current practice. The Company also does not expect the standard to have a material impact on the Company’s consolidated balance sheet.

Note 2. Accounts Receivable

Accounts receivable consisted of the following:

	December 31, 2017	December 31, 2016
Contract receivables	$570	$9,284
Less: Allowance for doubtful accounts	—	—
	$570	$9,284

The Company recognized bad debt expense of $0 and $680 respectively, during the years ended December 31, 2017 and 2016.

Note 3. Contracts in Process

The net asset (liability) position for contracts in process consisted of the following:

	December 31,	December 31,
	2017	2016
Costs on uncompleted contracts	$56,032	$376,622
Estimated earnings	27,598	147,268
	83,630	523,890
Less: Progress billings	(105,003)	(562,027)
	$(21,373)	$(38,137)

The net asset (liability) position for contracts in process is included in the accompanying consolidated balance sheets as follows:

	December 31, 2017	December 31, 2016
Costs and estimated earnings in excess of billings on uncompleted contracts	$15,088	$357
Billings in excess of costs and estimated earnings on uncompleted contracts	(36,461)	(38,494)
	$(21,373)	$(38,137)

Note 4. Equity

From January 2016 to September 2016, the Company sold 885,000 shares of restricted common stock for $44,250, or $0.05 per share in a private offering pursuant to a private placement memorandum. Purchasers in the offering include Lilia Chavez, the mother of Michael Chavez, the Company’s then President and then sole director (10,000 shares for $500), Alexander Spohn, the adult son of Becky Spohn, the Company’s then Controller (5,000 shares for $250), and Phyllis Laws, the mother of Becky Spohn, the Company’s then Controller (5,000 shares for $250).

In September 2016, the Company discovered that the investors in the January 2016 to September 2016 offering may not have been provided all information and materials (including current audited financial statements), as is required under the Securities Act in order to claim an exemption from registration pursuant to Rule 506 of the Securities Act. The Company believes that all such transactions still complied with, and were exempt from registration under Section 4(a)(2) of the Securities Act because the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; the securities were offered without any general solicitation by the Company or the Company’s representatives; no underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions; the securities sold are subject to transfer restrictions, and the certificates evidencing the securities (or book entry issuances) contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom; and the securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Nevertheless, based on the above, the Company offered the January 2016 to September 2016 purchasers of the Company’s common stock the right to rescind their previous common stock acquisitions and receive, in exchange for any shares relinquished to the Company, a payment equal to their original purchase price plus interest at the applicable statutory rate in the state in which they reside. The rescission offer expired at 5:00 pm (CST) on October 26, 2016. None of the prior purchasers opted to rescind their prior purchases in connection with the rescission offer.

During the first quarter of fiscal 2017, the Company learned that Michael Chavez, the former President and former sole director, was barred from association with any FINRA member in any capability. Mr. Chavez similarly became aware of the FINRA bar at the same time. Pursuant to Rule 506(d), Rule 506 of the Securities Act, is not available for a sale of securities if among other persons, any director or executive officer of an issuer has been subject to certain disqualifying events after September 23, 2013, including suspension or expulsion from membership in a self-regulatory organization (SRO), such as FINRA. However, in the event the disqualifying event occurred prior to September 23, 2013, the issuer is not prohibited from relying on Rule 506, provided that pursuant to Rule 506(e) of the Securities Act, an issuer is required to furnish to each purchaser, a reasonable time prior to sale, a description in writing of any matters that would have triggered disqualification under Rule 506(d)(1), but occurred before September 23, 2013.

As Mr. Chavez’s FINRA bar constituted a disqualifying event under Rule 506(d), the Company was required to furnish to each purchaser of shares of the Company, a reasonable time prior to sale, a description in writing of such event. The Company did not do that, because as described above, the Company and Mr. Chavez only became aware of the FINRA bar after the close of the offering. Notwithstanding the fact that the Company was not aware of Mr. Chavez’s FINRA bar, the Company determined that failure to provide such information may prohibit the Company from relying on a Rule 506 exemption for the prior issuances and sales of shares. The Company believes that all such transactions still complied with, and were exempt from registration under Section 4(a)(2) of the Securities Act, because the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; the securities were offered without any general solicitation by us or the Company’s representatives; no underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions; the securities sold/issued were subject to transfer restrictions, and the certificates evidencing the securities (or book entry issuances) contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom; and the securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Nevertheless, management determined that the Company would offer rescission to all of its stockholders in April 2017. In connection therewith, in April 2017, the Company offered every stockholder of the Company’s common stock the right to rescind their previous purchases and acquisitions and to receive, in exchange for any shares relinquished to us, a payment equal to their original purchase price or consideration provided, plus interest at the applicable statutory rate in the state in which they reside. The rescission offer expired at 5:00 pm (CST) on April 29, 2017. None of the Company’s stockholders opted to rescind their prior purchase/acquisitions in connection with the rescission offer.

The federal securities laws and certain state securities laws do not expressly provide that a rescission offer will terminate a purchaser’s right to rescind a sale of securities that was not registered under the relevant securities laws as required. Accordingly, the Company may continue to be potentially liable under certain securities laws for the offer and sale of the shares sold and issued between May 2014 and September 2016, totaling $57,950 of securities in aggregate, along with statutory interest on such shares, even after the Company completed the rescission offers.

This amount is recorded in equity in the accompanying December 31, 2017 and December 31, 2016 balance sheets. This will be evaluated at each reporting period for reclassification to a liability if a rescission request is made.

Effective on November 3, 2017, Michael Chavez, the Company’s former sole director, Chief Executive Officer and President of the Company, entered into a Voting Agreement with Elijah May, the Company’s then Chief Operating Officer (COO), and current sole director, Chief Executive Officer and President as well as the Company’s COO (the “Voting Agreement”), resulting in a change in control of the Company.

Pursuant to the Voting Agreement, Mr. Chavez provided complete authority to Mr. May to vote the 4,000,000 shares of common stock which Mr. Chavez then held (and any other securities of the Company obtained by Mr. Chavez in the future) at any and all meetings of stockholders of the Company and via any written consents. Those 4,000,000 shares represented 27.4% of the Company’s common stock as of the parties’ entry into the Voting Agreement and together with the 4,500,000 shares held by Mr. May prior to the parties’ entry into the Voting Agreement, constitute 58.3% of the Company’s total outstanding shares of common stock. The Voting Agreement has a term of ten years, through November 3, 2027, but can be terminated at any time by Mr. May and terminates automatically upon the death of Mr. May. In connection with his entry into the Voting Agreement, Mr. Chavez provided Mr. May an irrevocable voting proxy to vote the shares covered by the Voting Agreement. Additionally, during the term of such agreement, Mr. Chavez agreed not to transfer the shares covered by the Voting Agreement except pursuant to certain limited exceptions. Due to the Voting Agreement, Mr. May holds voting control over the Company due to his ability to vote 58.3% of the Company’s total outstanding shares of voting stock.

Effective on November 3, 2017, the Board of Directors of the Company and the Board of Directors of Reliant Pools Inc., the Company’s wholly-owned subsidiary, each then consisting solely of Mr. Chavez, increased the number of members of the Board of Directors of each company from one to two and appointed Mr. May as a member of the Board of Directors of each company to fill the vacancy created by such vacancy.

During the year ended December 31, 2016, the Company sold 885,000 shares of common stock for $44,250 in cash.

In May 2014, the Company sold 2,900,000 shares of common stock for $2,900 and subscription receivables of $2,900. In January 2015, the Company collected $1,700 of the subscription receivables. In January 2016, the Company collected $500 of the subscription receivables. Effective September 30, 2016, the Company cancelled 700,000 of the shares subscribed on May 31, 2014 for non- payment.

Note 5. Concentration of Risk

The Company had gross revenue of $1,178,054 and $1,915,835 for the years ended December 31, 2017 and 2016, respectively. The Company had two customers representing more than 10% of gross revenue, and combined 23% of revenue for the year ended December 31, 2017 and no customers representing approximately 10% of gross revenues for the year ended December 31, 2016.

Note 6. Commitments

The Company leases approximately 1,000 square feet of office space in Austin, Texas. The lease was to expire in September 2017 with a monthly rent of $1,695. On September 5, 2017 and effective on September 30, 2017, the Company extended its office space lease from October 1, 2017 to September 30, 2018. In connection with the extension, the Company agreed to a rental increase to $1,745 per month.

Lease expense was $21,422 and $19,806 for the years ended December 31, 2017 and 2016, respectively.

Note 7. Related Party Transactions

During the year ended December 31, 2016, the Company paid for $10,117 of raw materials associated with the construction of the personal swimming pool of Michael Chavez, the Company’s then Chief Executive Officer and then sole director. Mr. Chavez had not reimbursed the Company for the materials purchased, which is shown as accounts receivable, related party, as of December 31, 2016. During the year ended December 31, 2017, the Company paid for $5,064 of raw materials associated with the construction of the personal swimming pool of Michael Chavez. During the year ended December 31, 2017, Mr. Chavez advanced the Company $2,000 which was applied to the amount receivable from Mr. Chavez. Effective May 18, 2017, the Company’s Board of Directors approved a resolution authorizing the Company to classify the cost of the construction of the personal pool of Michael Chavez, CEO, net of the advance, as compensation of $13,181.

During the year ended December 31, 2017, Mr. Chavez advanced $5,000 to the Company. The advance is due on demand, unsecured and has no stated interest rate.

During the year ended December 31, 2017 and 2016, the Company paid a company owned by a shareholder $1,890 and $5,927, respectively, for tile and masonry services.

During the year ended December 31, 2016, the Company obtained general liability insurance through a brokerage owned by a shareholder. Amounts paid to the brokerage were $17,259.

Note 8. Long Term Debt

	December 31, 2017	December 31, 2016
Term note with a bank secured by truck, payable in monthly installments of $537, including interest at 4.35% through February 11, 2021	$18,985	$24,476
Total long-term debt	18,985	24,476
Less: current portion	(5,737)	(5,492)
Long-term debt net of current portion	$13,248	$18, 984

Future maturities of long-term debt are as follows:

Year Ending December 31,
2018	$5,737
2019	5,991
2020	6,257
2021	1,000
Total	$18,985

Note 9. Income Taxes

Income tax (benefit) provision for the years ended December 31, 2017 and 2016 is as follows:

Federal income tax expense (benefit) attributed to:
	2017	2016
Federal income tax at statutory rate of 34%	$(11,000)	$(29,000)
Effect of rate change	14,000	—
Change in valuation allowance	(3,000)	29,000
Net expense (benefit)	$—	$—

Significant items comprising the Company’s net deferred tax amount are as follows:

Deferred tax attributed:
	2017	2016
Net operating loss carryforward	$35,000	$38,000
Less: valuation allowance	(35,000)	(38,000)
	$—	$—

The Company estimates its annual effective income tax rate in recording its quarterly provision for income taxes in the various jurisdictions in which it operates. Statutory tax rate changes and other significant or unusual items are recognized as discrete items in the quarter in which they occur. The Company recorded no income tax expense for the year ended December 31, 2017 because the Company expects to incur a tax loss in the current year. Similarly, no federal income tax expense was recognized for the year ended December 31, 2016 for this same reason.

The Company had a net deferred tax asset related to federal net operating loss carryforwards of approximately $166,000 on December 31, 2017. The federal net operating loss carryforward will begin to expire in 2034. Realization of the deferred tax asset is dependent, in part, on generating sufficient taxable income prior to expiration of the loss carryforwards. The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

Management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. All tax years remain open to examination by the major taxing jurisdictions in which the Company is subject to tax.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, the Company revalued the Company’s ending net deferred tax assets at December 31, 2017, which were fully offset by a valuation allowance.

[Back Page of Prospectus]

PROSPECTUS

RELIANT HOLDINGS, INC.

3,585,000 Shares of Common Stock

 We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2019

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$21
Attorney’s fees and expenses	35,000	*
Accountant’s fees and expenses	30,000	*
Transfer agent’s and registrar fees and expenses	5,000	*
Printing and engraving expenses	5,000	*
Miscellaneous expenses	5,000	*
Total	$80,021

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On or about May 20, 2014, we issued (a) 3,100,000 shares of restricted common stock to Michael Chavez (our then CEO and then sole director) in exchange for services valued at $3,100 ($0.001 per share); (b) 3,750,000 shares of restricted common stock to Elijah May (our then COO and current CEO and sole director) in exchange for services valued at $3,750 ($0.001 per share); (c) 2,050,000 shares of restricted common stock to Becky Spohn (our then Controller) in exchange for services valued at $2,050 ($0.001 per share); (d) 450,000 shares of restricted common stock to Joel Heffner (our non-executive Vice President) in exchange for services valued at $450 ($0.001 per share); and (e) 50,000 shares of restricted common stock to Marcillino Acosta in exchange for contract services valued at $50 ($0.001 per share).

On May 23, 2014, we, along with Reliant Pools and the shareholders of Reliant Pools, entered into an Agreement for the Exchange of Common Stock. Pursuant to the Exchange Agreement, the shareholders of Reliant Pools exchanged 2.1 million shares of common stock, representing 100% of the outstanding common stock of Reliant Pools, for 2.1 million shares of our common stock. As a result of the Exchange, Reliant Pools became our wholly-owned subsidiary. The President of Reliant Pools, and its largest shareholder at the time of the Exchange was Michael Chavez, our former President. The following shares of restricted common stock were issued in connection with the Exchange: 900,000 shares of common stock to Michael Chavez, our then Chief Executive Officer and then sole director; 750,000 shares of common stock to Elijah May our then Chief Operating Officer and current CEO and sole director; and 450,000 shares of common stock to Becky Spohn, our former Controller.

On or about May 31, 2014, pursuant to stock subscription agreements, we sold an aggregate of 2.9 million shares of restricted common stock to seven investors for $2,900 ($0.001 per share). In January 2015, the Company collected $1,700 of the subscription receivables. In January 2016, the Company collected $500 of the subscription receivables. In September 2016, the Company cancelled 700,000 of the shares subscribed for on May 31, 2014 for non-payment.

We claim an exemption from registration for the issuances and sales of such shares described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities (or book entry issuances) contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

From January 2016 to September 2016, we sold 885,000 shares of restricted common stock for $44,250, or $0.05 per share in a private offering pursuant to a private placement memorandum. Purchasers in the offering include Lilia Chavez, the mother of Michael Chavez, our then President and then sole director (10,000 shares for $500), Alexander Spohn, the adult son of Becky Spohn, our former Controller (5,000 shares for $250), and Phyllis Laws, the mother of Becky Spohn, our former Controller (5,000 shares for $250).

In September 2016, we discovered that we may have not provided the investors in our January 2016 to September 2016 offering all information and materials (including current audited financial statements), as is required under the Securities Act in order to claim an exemption from registration pursuant to Rule 506 of the Securities Act. We believe that all such transactions still complied with, and were exempt from registration under Section 4(a)(2) of the Securities Act because the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; the securities were offered without any general solicitation by us or our representatives; no underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions ;the securities sold are subject to transfer restrictions, and the certificates evidencing the securities (or book entry issuances) contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom; and the securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Nevertheless, based on the above, we offered the January 2016 to September 2016 purchasers of our common stock the right to rescind their previous common stock acquisitions and receive, in exchange for any shares relinquished to us, a payment equal to their original purchase price plus interest at the applicable statutory rate in the state in which they reside. The rescission offer expired at 5:00 pm (CST) on October 26, 2016. None of the prior purchasers opted to rescind their prior purchasers in connection with the rescission offer.

During the first quarter of fiscal 2017, we learned that Michael Chavez, our President and sole director was barred from association with any FINRA member in any capability (as described above under “Risk Factors” – “We may continue to have potential liability for certain issuances of shares of common stock in possible violation of federal and state securities laws”). Mr. Chavez similarly became aware of the FINRA bar at the same time. Pursuant to Rule 506(d), Rule 506 of the Securities Act, is not available for a sale of securities if among other persons, any director or executive officer of an issuer has been subject to certain disqualifying events after September 23, 2013, including suspension or expulsion from membership in a self-regulatory organization (SRO), such as FINRA. However, in the event the disqualifying event occurred prior to September 23, 2013, the issuer is not prohibited from relying on Rule 506, provided that pursuant to Rule 506(e) of the Securities Act, an issuer is required to furnish to each purchaser, a reasonable time prior to sale, a description in writing of any matters that would have triggered disqualification under Rule 506(d)(1), but occurred before September 23, 2013.

As Mr. Chavez’s FINRA bar constituted a disqualifying event under Rule 506(d), the Company was required to furnish to each purchaser of shares of the Company, a reasonable time prior to sale, a description in writing of such event. The Company did not do that, because as described above, the Company and Mr. Chavez only recently became aware of the FINRA bar. Notwithstanding the fact that the Company was not aware of Mr. Chavez’s FINRA bar, the Company determined that such failure to provide such information may prohibit the Company from relying on a Rule 506 exemption for the prior issuances and sales of shares. We believe that all such transactions still complied with, and were exempt from registration under Section 4(a)(2) of the Securities Act, because the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; the securities were offered without any general solicitation by us or our representatives; no underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions ;the securities sold/issued were subject to transfer restrictions, and the certificates evidencing the securities (or book entry issuances) contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom; and the securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Nevertheless, management determined that the Company would offer rescission to all of its shareholders in April 2017. In connection therewith, in April 2017, we offered every shareholder of our common stock the right to rescind their previous purchases and acquisitions and to receive, in exchange for any shares relinquished to us, a payment equal to their original purchase price or consideration provided, plus interest at the applicable statutory rate in the state in which they reside. The rescission offer expired at 5:00 pm (CST) on April 29, 2017. None of our shareholders opted to rescind their prior purchase/acquisitions in connection with the rescission offer.

ITEM 16. EXHIBITS

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Austin, Texas, on January 25, 2019.

RELIANT HOLDINGS, INC.

/s/ Elijah May
Elijah May
President, Chief Executive Officer and Chairman (sole director) (Principal Executive Officer and Principal Financial/Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Elijah May	President, Chief Executive Officer and	January 25, 2019
Elijah May	Chairman (sole director) (Principal Executive Officer and Principal Financial/Accounting Officer)

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed/ Furnished Herewith	Form	Exhibit	Filing Date/Period End Date	File Number
2.1	Agreement for the Exchange of Common Stock dated May 23, 2014, by and between Reliant Holdings, Inc., Reliant Pools, Inc. and the shareholders of Reliant Pools, Inc.		S-1	2.1	10/27/16	333-214274
3.1	Articles of Incorporation as amended and restated		S-1	3.1	10/27/16	333-214274
3.2	Amended and Restated Bylaws		S-1	3.2	10/27/16	333-214274
5.1	Opinion and consent of The Loev Law Firm, PC		S-1	5.1	8/9/2017	333-214274
10.1	Standard Form of Construction Contract		S-1	10.1	10/27/16	333-214274
10.2	Voting Agreement, dated as of November 3, 2017, by and among Michael Chavez and Elijah May		8-K	10.1	11/7/17	333-214274
10.3	Lock-Up Agreement dated November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein		8-K	10.2	11/7/17	333-214274
10.4	First Amendment to Lock-Up Agreement dated December 5, 2017 and effective November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein		8-K	10.2	12/17/18	333-214274
10.5	Second Amendment to Lock-Up Agreement dated December 3, 2018 and effective November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein		8-K	10.3	12/17/18	333-214274
10.6	Lock-Up Agreement dated December 3, 2018, between Reliant Holdings, Inc. and the shareholders name therein		8-K	10.5	12/17/18	333-214274
14.1	Code of Ethics and Code of Conduct		S-1	14.1	10/27/16	333-214274
23.1*	Consent of LBB & Associates Ltd., LLP	X
23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed herewith.

** Indicates management contract or compensatory plan or arrangement.